UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

TXCO RESOURCES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[TXCO Letter]
Dear Fellow TXCO Shareholder:
     You are cordially invited to attend the Annual Meeting of Stockholders of TXCO Resources Inc., a Delaware corporation, which will be held on Friday, May 9, 2008, at 10 a.m., Central Daylight Time, at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas 78217. Stockholders of record at the close of business on March 17, 2008 are entitled to vote on the following items to be presented at the annual meeting:
1.	To elect three persons to serve as Class A directors for a three-year term or until their successors are duly elected and qualified.

2.	To ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year.

3.	To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.
     In addition to voting on the nominees being recommended by your current Board of Directors, you may be solicited to support a slate of director candidates representing Third Point LLC and its affiliates. We do not believe this is in your best interest. THE BOARD URGES YOU TO VOTE FOR THE ELECTION OF EACH OF THE COMPANY’S CLASS A DIRECTOR NOMINEES SET FORTH ON THE ENCLOSED WHITE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD THAT YOU MAY RECEIVE FROM THIRD POINT.
     As part of your Board’s ongoing commitment to enhancing stockholder value, we regularly evaluate a range of strategies and alternatives to improve the Company’s operational and financial performance. We welcome constructive input from all of our stockholders in pursuit of improved stockholder value. To date, Third Point has not presented any recommendations to management on how the Company could increase stockholder value. The views expressed by Third Point have been strictly limited to their desire to nominate an alternative slate of directors.
     All stockholders are invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed WHITE proxy card to ensure you are represented at the annual meeting.
     If you have any questions, I encourage you to contact our Corporate Secretary and Vice President-Capital Markets, Roberto R. Thomae, at 210-496-5300, or our proxy solicitor, MacKenzie Partners, Inc. at 800-322-2885.
Thank you for your support,

/s/ James E. Sigmon
James E. Sigmon
Chairman, President and Chief Executive Officer

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPETITION
[TXCO Letterhead]
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on May 9, 2008
TO OUR STOCKHOLDERS:
     The Annual Meeting of Stockholders of TXCO Resources Inc., a Delaware corporation (the “Company”), will be held at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas 78217, on Friday, May 9, 2008, at 10:00 a.m., Central Daylight Time, for the following purposes:
1.	To elect three persons to serve as Class A directors for a three-year term or until their successors are duly elected and qualified.

2.	To ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year.

3.	To transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.
     Only stockholders of record at the close of business on March 17, 2008, the record date, are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.
     A complete list of stockholders entitled to vote at the annual meeting will be available for examination at the Company’s corporate office at 777 E. Sonterra Blvd., Suite 350, San Antonio, Texas 78258, for a period of ten days prior to the annual meeting. During such time, the list will be open for examination during ordinary business hours by any stockholder for any purpose germane to the annual meeting.
     Stockholders are urged to vote their WHITE proxy card via mail, telephone or Internet regardless of whether they plan to attend the annual meeting in person. Specific instructions on voting are included with each proxy card sent to stockholders.
     THE COMPANY HAS RECEIVED A NOTICE FROM THIRD POINT LLC AND ITS AFFILIATES THAT IT INTENDS TO NOMINATE AND SEEK THE ELECTION OF CERTAIN INDIVIDUALS TO THE COMPANY’S BOARD OF DIRECTORS AT THE ANNUAL MEETING. WE DO NOT BELIEVE THIS IS IN YOUR BEST INTEREST. THE BOARD URGES YOU NOT TO SIGN ANY PROXY CARDS SENT TO YOU BY THIRD POINT. IF YOU HAVE PREVIOUSLY SIGNED A PROXY CARD SENT TO YOU BY THIRD POINT, YOU CAN REVOKE IT BY SIGNING, DATING AND MAILING THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED.

BY ORDER OF THE BOARD OF DIRECTORS
/S/ ROBERTO R. THOMAE
Corporate Secretary and
, 2008	Vice President - Capital Markets

TXCO RESOURCES INC.

PROXY STATEMENT

     This Proxy Statement and the accompanying WHITE proxy card are being provided to stockholders in connection with the solicitation of proxies by the Board of Directors of TXCO Resources Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Friday, May 9, 2008, at 10:00 a.m., Central Daylight Time, at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas 78217, or any adjournments or postponements thereof. This Proxy Statement and the accompanying WHITE proxy card are first being mailed to stockholders on or about      , 2008.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING
What matters will be voted on at the annual meeting?
     At the annual meeting you will be asked to:
1.	Elect three persons to serve as Class A directors for a three-year term or until their successors are duly elected and qualified.

2.	Ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year.

3.	Transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.
How does the Board of Directors recommend that I vote?
     The Board of Directors recommends that you vote your shares:
•	“FOR” each of the Class A director nominees named in this Proxy Statement; and

•	“FOR” the ratification of the appointment of Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year.
What does the Third Point LLC v. TXCO Resources Inc. lawsuit pertain to?
     On January 23, 2008, Third Point LLC and certain of its affiliates filed a lawsuit in the Delaware Court of Chancery against the Company and its directors alleging that the Company’s Board of Directors breached its fiduciary duties when it appointed James L. Hewitt as a director. The lawsuit arises from the appointment of James L. Hewitt as an independent, Class B director on January 11, 2008, to fill the vacancy created by the retirement of Stephen M. Gose Jr. in December 2006. It is the Company’s intention that Mr. Hewitt will complete Mr. Gose’s term as a Class B director, which is set to expire at the Company’s 2009 Annual Meeting of Stockholders. Third Point seeks injunctive and declaratory relief to nullify the appointment of Mr. Hewitt to the Company’s Board of Directors and to be awarded its fees and costs of litigation. A hearing on Third Point’s complaint is currently scheduled to commence with the Delaware Court of Chancery on March 19, 2007.

     The Company believes the appointment of Mr. Hewitt as a director was valid and that his extensive background in finance, banking and business brings valuable experience to the Company’s Board of Directors. The Company further believes the allegations in the lawsuit are without merit and intends to vigorously defend the suit.
If Third Point’s Class A director nominees are elected to the Board of Directors, will this result in change of control payments to the Company’s employees and directors?
     Like many companies, the Company entered into change of control agreements with most of its employees. If the Delaware Court of Chancery nullifies Mr. Hewitt’s appointment as a Class B director, thereby reducing the number of directors from seven to six, and all three of Third Point’s Class A directors are elected to the Board of Directors at the annual meeting, then the Company believes a change of control will be deemed to occur under the terms of the change of control agreements and the Company’s 2005 Stock Incentive Plan. Pursuant to the terms of the change of control agreements and the Company’s 2005 Stock Incentive Plan, upon a change of control, the Company could be required, as of February 29, 2008, to:
•	Make aggregate cash payments of approximately $8.2 million to the Company’s employees; and

•	Accelerate the vesting of 672,888 shares of the Company’s common stock that are subject to outstanding unvested restricted stock awards that are held by the Company’s employees and directors under the Company’s 2005 Stock Incentive Plan.
     For further discussion of potential change of control payments, please the “Change of Control and Termination Arrangements” section of this Proxy Statement set forth below.
Who is entitled to vote?
     Only stockholders of record of the Company’s common stock at the close of business on Monday, March 17, 2008, which is the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. Each share of the Company’s common stock will be entitled to one vote on each matter submitted for a vote at the annual meeting. Stockholders do not have the right to cumulate their votes in the election of the Class A directors. Holders of the Company’s Series D Convertible Preferred Stock and Series E Convertible Preferred Stock have no voting rights or powers with respect to the matters to be voted on at the annual meeting.
     As of the record date, there were            shares of the Company’s common stock issued and outstanding and entitled to be voted at the annual meeting.
     A list of the stockholders entitled to vote at the annual meeting will be available for examination at the Company’s corporate office at 777 E. Sonterra Blvd., Suite 350, San Antonio, Texas 78258, for a period of ten days prior to the annual meeting. During such time, the list will be open to the examination of any stockholder during ordinary business hours for any purpose germane to the annual meeting.
How can I vote?
     Shares held in the Stockholder’s Name. If your shares are held in your name, you may vote by mail, via the Internet, or by telephone. You may also vote in person by attending the annual meeting.

     Shares held in “Street Name” through a Bank, Broker or other Nominee. If your shares are held through a bank, broker or other nominee, you can vote by mail, via the Internet, or by telephone if your nominee offers these options. Please see the voting instructions provided by your nominee for instructing it how to vote your shares. You will not be able to vote in person at the annual meeting unless you obtain a signed proxy from your nominee, the record holder, giving you the right to vote the shares at the annual meeting.
     If your WHITE proxy card is signed, returned without specifying choices, and not revoked, the shares represented will be voted as recommended by the Board of Directors of the Company.
If my shares are held in “street name,” will my bank, broker or other nominee vote my shares for me?
     Banks, brokers and other nominees who do not have instructions from their “street name” customers may not use their discretion in voting their customers’ shares on “non-discretionary” matters. The proposal to elect three persons to serve as Class A directors is a non-discretionary matter and, therefore, shares of the Company’s common stock held in “street name” will not be voted with respect to this proposal without voting instructions from beneficial owners.
     However, the proposal to ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm is considered a discretionary matter and, therefore, shares of the Company’s common stock held in “street name” may be voted with respect to this proposal.
     You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.
What is a broker non-vote?
     Generally, a broker non-vote occurs when shares held in “street name” through a bank, broker or other nominee are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner, and (ii) the nominee lacks discretionary voting power to vote such shares.
Can I revoke my proxy and change my vote?
     Yes. You may revoke your proxy and change your vote any time prior to the vote at the annual meeting as provided below.
     Shares held in the Stockholder’s Name. If your shares are held in your name, whether you vote by mail, the Internet, or by telephone, you may later revoke your proxy by (i) delivering a written statement to that effect to the Corporate Secretary of the Company prior to the date of the annual meeting, (ii) a later-dated electronic vote via the Internet or telephone, (iii) delivering a properly signed proxy with a later date to the Corporate Secretary of the Company prior to the date of the annual meeting, or (iv) attending the annual meeting and giving oral notice of your intention to vote in person. The Internet and telephone voting systems will be available until 11:59 p.m., Central Daylight Time, on Thursday, May 8, 2008.
     Shares held in “Street Name” through a Bank, Broker or Other Nominee. If you hold your shares through a bank, broker or other nominee, the methods available to you to revoke your proxy are determined by your nominee, so please see the instructions provided by your nominee.

What constitutes a quorum?
     The presence in person or by proxy of the holders of one-half of the Company’s outstanding shares entitled to vote constitutes a quorum at the annual meeting. Abstentions, votes to withhold authority, and broker non-votes will be included in determining the presence of a quorum at the annual meeting.
What stockholder approval is necessary to approve the proposals?
•	Election of Class A Directors. The Class A directors shall be elected by a plurality of the votes of the Company’s common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon. This means that the three Class A director nominees receiving the most votes will be elected. For purposes of this vote, a vote to withhold authority (or a direction to your bank, broker or other nominee to do so) on one or more of the Class A director nominees named in this Proxy Statement will result in those nominees receiving fewer affirmative votes but will not count as a vote against such nominee(s).

•	Ratification of the independent registered public accounting firm. The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the subject matter who are present, in person or by proxy, at the annual meeting. For purposes of this vote, broker non-votes, if any, will have no effect on the outcome of this proposal and an abstention will be counted as a vote against this proposal.

•	Other Matters. The approval of all other matters properly brought before the annual meeting or any adjournments or postponements thereof requires the affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock entitled to vote on the subject matter who are present, in person or by proxy, at the annual meeting.
     The Company believes that its directors and executive officers currently intend to vote their shares in favor of (i) the election of the three Class A director nominees named in this Proxy Statement and (ii) the proposal to ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year.
Why did I receive multiple WHITE proxy cards?
     If you hold your shares in more than one account, you will receive a WHITE proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return each WHITE proxy card you receive or use each WHITE proxy card to vote by telephone or the Internet. You should vote all your WHITE proxy cards.
     As previously noted, Third Point has provided notice that it intends to nominate and seek the election of its own slate of three Class A director nominees at the annual meeting. As a result, you may receive proxy cards from both Third Point and the Company. To ensure stockholders have the Company’s latest proxy information and materials to vote, the Board of Directors expects to conduct multiple mailings prior to the date of the annual meeting, each of which will include a WHITE proxy card regardless of whether you have previously voted. Only the latest proxy card you complete, sign, date and return will be counted.

What should I do if I receive a proxy card from Third Point?
     THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY THIRD POINT OR ITS AFFILIATES. Even if you have previously signed a proxy card sent by Third Point or its affiliates, you have every right to change your vote by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you vote will be counted. We urge you to disregard any proxy card sent to you by Third Point or its affiliates.
Who are the participants in the Board of Director’s solicitation of proxies?
     Appendix A to this Proxy Statement sets forth certain information relating to the Company’s directors and certain officers and employees of the Company who may be deemed to be “participants” in the Board of Director’s solicitation of proxies in connection with the annual meeting under the applicable rules of the Securities and Exchange Commission.
Who will count the votes?
     The Company anticipates appointing an independent inspector of election who will count the votes and act as the inspector of election at the annual meeting.
What other business will be presented at the annual meeting?
     Except as set forth in this Proxy Statement, the Board of Directors knows of no other matters that may be brought before the annual meeting. If other matters are properly brought before the annual meeting or any adjournments or postponements thereof, the persons named as proxies on the accompanying WHITE proxy card intend to vote the shares represented by them in accordance with their best judgment.
Who can help answer my questions?
     If you have questions concerning a proposal or the annual meeting, if you would like additional copies of this Proxy Statement, or if you need special assistance at the annual meeting, please call Roberto R. Thomae, Corporate Secretary and Vice President-Capital Markets at (210) 496-5300. You can also contact MacKenzie Partners, Inc., our proxy solicitor, toll-free at (800) 322-2885.

PROPOSAL 1
ELECTION OF DIRECTORS
     Our Restated Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, Class A, Class B and Class C, the members of which serve for staggered three-year terms. The terms of the current Class A, Class B and Class C directors expire at the Annual Meeting of Stockholders in 2008, 2009 and 2010, respectively. Under our Amended and Restated Bylaws the number of directors can be no less than one and no more than ten. Our Board of Directors presently consists of seven members, with three directors serving in Class A, two directors serving in Class B, and two directors serving in Class C.
     Third Point LLC and certain of its affiliates filed a lawsuit in the Delaware Court of Chancery against the Company and its directors on January 23, 2008. The lawsuit seeks injunctive and declaratory relief to nullify the appointment of Mr. Hewitt to the Company’s Board of Directors on January 11, 2008. The Company believes the allegations in the lawsuit are without merit and intends to vigorously defend the lawsuit. For further discussion of this lawsuit, please see the Questions and Answers section of this Proxy Statement set forth above.
     The terms of Dennis B. Fitzpatrick, Jon Michael Muckleroy and Robert L. Foree, Jr. will expire at this year’s annual meeting. The Board of Directors has nominated Dennis B. Fitzpatrick, Jon Michael Muckleroy and Robert L. Foree, Jr. for election as Class A directors to serve until the 2011 Annual Meeting of Stockholders or until their successors are elected and qualified. Each of these Class A director nominees have consented to be named in this Proxy Statement and to serve if elected as Class A directors. The Board of Directors has no reason to believe that any of these Class A director nominees will be unable to serve if elected. In the event any nominee becomes unavailable for election, the proxies named in the accompanying WHITE proxy card intend to vote for the election of a substitute nominee of their selection. The Board of Directors recommends a vote "FOR” all of these nominees.
     THE COMPANY HAS RECEIVED A NOTICE FROM THIRD POINT LLC AND CERTAIN OF ITS AFFILIATES THAT THEY INTEND TO NOMINATE AND SOLICIT PROXIES FOR THEIR OWN SLATE OF THREE CLASS A DIRECTOR NOMINEES AT THE ANNUAL MEETING. YOUR BOARD OF DIRECTORS DOES NOT BELIEVE THIS IS IN YOUR BEST INTEREST.
     As part of the Board of Director’s ongoing commitment to enhancing stockholder value, the Company regularly evaluates a range of strategies and alternatives to improve the Company’s operational and financial performance. The Company welcomes constructive input from all of its stockholders in pursuit of improved stockholder value. To date, Third Point has not presented any recommendations to management on how the Company could increase stockholder value. The views expressed by Third Point have been strictly limited to their desire to nominate an alternative slate of directors. THE BOARD URGES YOU NOT TO VOTE FOR ANY INDIVIDUALS WHO MAY BE NOMINATED BY THIRD POINT OR ITS AFFILIATES AND TO EXECUTE AND RETURN THE ENCLOSED WHITE PROXY CARD VOTING FOR THE NOMINEES SET FORTH IN THIS PROXY STATEMENT.
     The following information is furnished with respect to each of the Class A director nominees and for each of the directors whose term will continue after the annual meeting.

Director
Class A Director Nominees	Since:

Dennis B. Fitzpatrick	2005

Mr. Fitzpatrick, 64, is the Chairman, CEO and Director of D.B. Fitzpatrick & Co., Inc., an asset management firm based in Boise, Idaho, and has served in that role since 1984. Prior to organizing D.B. Fitzpatrick & Co., Inc., Mr. Fitzpatrick taught corporate finance courses as a faculty member at the University of Idaho, Boise State University and the University of Colorado. He is a chartered financial analyst and has been a financial consultant to several companies. Mr. Fitzpatrick holds a doctorate in finance and a bachelor’s degree in applied mathematics from the University of Colorado and an MBA from the University of Santa Clara.

Jon Michael Muckleroy	2005

Mr. Muckleroy, 77, offers more than 50 years of business experience, including extensive experience in energy-related industries. Mr. Muckleroy held management positions with Florida Gas Company, Saxon Oil Company and Houston Liquid Fuels, and has been an advisor to several exploration and production companies. He served as Chairman and CEO of Enron Liquid Fuels from 1985 to 1993. Mr. Muckleroy was a Director of EXCO Resources, a public company involved in the acquisition, development and exploitation of oil and natural gas properties from 2002 to 2004. In 2005, Mr. Muckleroy took the position of CEO of M & M Energy, which is involved in creating an energy research park. He remains involved in management of a substantial family portfolio of oil and gas investments through M.P. Phoenix Holding, Ltd. and D.S. Family Partnership.

Mr. Muckleroy received decorations as a U.S. Naval officer and frogman while serving two tours in Korea. Mr. Muckleroy received a bachelor’s degree in marketing from Southern Methodist University.

Robert L. Foree, Jr.	1997

Mr. Foree, 79, a geologist by training, has been active for more than 50 years in the exploration and development of oil and gas properties. Since 1992, Mr. Foree has served as President of Foree Oil Company, a privately held independent oil and gas exploration and production company based in Dallas, Texas. Mr. Foree is a graduate of the University of Texas.

Incumbent Class B Directors whose terms expire in 2009

Alan L. Edgar	2000

Mr. Edgar, 62, has been involved in energy-related investment banking and equity analysis for over 35 years. Since 1998, Mr. Edgar has served as Chairman of Cochise Capital, a privately held investment bank based in Dallas, Texas, specializing in energy-related mergers and acquisitions and equity and debt financing. Mr. Edgar’s previous energy investment banking experience includes serving as Corporate and Research Director of Schneider, Bernet & Hickman, Inc. (Thompson, McKinnon) from 1972 through 1986, Managing Director of the Energy Group of Prudential-Bache Capital Funding from 1987 to 1990, and Managing Director and Co-Head of the Energy Group of Donaldson, Lufkin & Jenrette Securities, Inc. from 1990 to 1997. Mr. Edgar serves as a Director of Marion Energy Limited (AU: MAE). Mr. Edgar earned an economics degree from Monash University in Melbourne, Australia and an MBA from Southern Methodist University.

James L. Hewitt	January 2008

Mr. Hewitt, 66, is Chairman, President and CEO of Hewitt Financial Consulting Inc., an Orlando, Florida firm specializing in business consulting. Mr. Hewitt was the founder and until 1991 a principal owner of the Orlando Magic of the National Basketball Association and founder and CEO of United American Holding Corp., a bank holding company that merged with Colonial BankGroup of Montgomery, Alabama, in 1998. In 2000, he formed United Heritage Bank of Orlando and served as Chairman of the bank and its holding company until their sale in 2007 to Marshall & Ilsley Bank of Milwaukee, Wisconsin. Mr. Hewitt earned a bachelor’s degree in finance from Florida State University.

Incumbent Class C Directors whose terms expire in 2010

Michael J. Pint	1997

Mr. Pint, 64, is a business investor with nearly 40 years of banking experience, including a four-year term as Commissioner of Banks of Minnesota and Chairman of the Minnesota Commerce Commission. From 1966 to 1983, Mr. Pint was with the Federal Reserve Bank of Minneapolis, Minnesota and at the time of his departure was serving as its Senior Vice President and Chief Financial Officer. Since 1983, Mr. Pint has served in the capacity of Chairman, President or Director of 40 different banks and bank holding companies throughout the United States. Recently, Mr. Pint was the owner of Valley Bank of Arizona, located in Phoenix, Arizona, until it was sold in 2003. He currently serves as Chairman of the Board of Intrastate, Inc., Vice President and Director of Airport & Town Taxis and Director of Penchant Software, all private companies. Mr. Pint has a B.A. in Finance from the University of Northern Iowa and studied at Rutgers University Stonier Graduate School of Banking.

James E. Sigmon	1984

Mr. Sigmon, 59, has served as the Company’s President and Chief Executive Officer since February 1985 and also from July 1984 to October 1984. Mr. Sigmon served as a Director of the Company since 1984 and in December 2006 he was elected Chairman of the Board. As an engineer, Mr. Sigmon has been active for over 35 years in the exploration and development of oil and gas properties. Prior to joining the Company, he served in the management of Retamco Properties, a private oil and gas exploration company, based in San Antonio, Texas, that was active in drilling wells in South Texas. He served as a Director of ExproFuels, Inc., a former subsidiary of the Company, from 1994 to 1998. Mr. Sigmon received his Bachelor of Science degree in electrical engineering from the University of Texas at Arlington.

There are no family relationships among the Company’s Class A director nominees named in this Proxy Statement, its incumbent directors and its executive officers.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE THREE CLASS A DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT.

PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
     The Audit Committee has selected Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year. The Board of Directors seeks an indication from our stockholders of their approval or disapproval of the Audit Committee’s selection of Akin Doherty as the Company’s independent registered public accounting firm for the 2008 fiscal year.
     Akin Doherty has been the Company’s independent auditor since 1995. A representative of Akin Doherty is expected to attend the annual meeting, will have the opportunity to make a statement if he or she decides to do so, and will be available to answer appropriate questions. If our stockholders do not ratify the appointment of Akin Doherty at the annual meeting, the Audit Committee will consider such event in its selection of the Company’s independent registered public accounting firm for the 2009 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2008 fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.
     THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF AKIN, DOHERTY, KLEIN & FEUGE, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE
     Notwithstanding anything to the contrary set forth in any filings of TXCO Resources Inc. (the “Company”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. The Company’s independent registered public accounting firm, Akin, Doherty, Klein & Feuge, P.C., is responsible for expressing an opinion as to the conformity of the Company’s consolidated financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.
     In performing its oversight role, the Audit Committee has reviewed and discussed, with management and Akin Doherty, the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and matters related to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with Akin Doherty matters required to be discussed by Statement on Auditing Standards 114, “The Auditor’s Communication with Those Charged with Governance,” as adopted by the Public Company Accounting Oversight Board.
     Pursuant to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board, the Audit Committee received written disclosures and the letter from Akin Doherty and discussed with Akin Doherty their independence.
     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
TXCO Resources Inc. Audit Committee
2007 Members
Dennis B. Fitzpatrick, Alan L. Edgar, and Michael J. Pint

AUDITOR INDEPENDENCE
     The Audit Committee or its chairperson pre-approves all audit and non-audit services. In connection with the Audit Committee’s pre-approval policy, the Audit Committee requires periodic reports as to year-to-date fees and ongoing status of engagements; specific identification of prohibited services; specific advance notification; and proposed project descriptions, fees and time estimates. The chairperson of the Audit Committee has the authority to pre-approve any audit and non-audit services, subject to review by the full Audit Committee at its next regularly scheduled meeting.
     The Audit Committee or its chairperson approved all services provided by Akin Doherty during the 2007 and 2006 fiscal years. These services are provided below.
     Audit Fees. Akin Doherty’s fees were $129,957 and $129,500 for 2007 and 2006, respectively, for its independent audit of our annual financial statements and the review of the financial statements contained in our quarterly reports on Form 10-Q. In addition, these services included the audit of the Company’s internal controls.
     Audit-Related Fees. Akin Doherty’s fees were $4,630 and $3,990 for 2007 and 2006, respectively, for its review of information related to stock offerings, registration statements and new accounting pronouncements.
     Tax Fees. Akin Doherty’s fees were $30,555 and $28,255 for 2007 and 2006, respectively, for its professional services related to federal and state tax compliance, tax advice and tax planning.
     All Other Fees. Akin Doherty’s fees were $35,387 and $15,520 for 2007 and 2006, respectively, for its professional services related to research and due diligence on proposed transactions and other immaterial items.
     The Audit Committee has considered whether the non-audit services provided by Akin Doherty, including the services rendered in connection with income tax consultation, were compatible with maintaining Akin Doherty’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of Akin Doherty as the Company’s independent registered public accounting firm.

CORPORATE GOVERNANCE
     The Company has long believed that good corporate governance is important to assure that it is managed for the long-term benefit of its stockholders. The Board of Directors and management are committed to good corporate governance practices, transparency in financial reporting and the highest level of integrity and ethics. During the past few years, the Board of Directors has been reviewing existing corporate governance policies and practices and comparing them to those suggested by various authorities in corporate governance and the practices of other public companies.
     You can access and print the Charters of the Company’s Audit Committee and Governance and Nominating Committee, as well as its Code of Business Conduct and Ethics and other Company policies and procedures required by applicable law, regulation or Nasdaq listing standards and rules on the “Governance” section of the Company’s website at www.txco.com. Additionally, you can request copies of any of these documents by writing to the Company’s Corporate Secretary at the address provided below.
Communications with the Board of Directors
     The Board of Directors has established a process for security holders to send communications, other than sales-related communications, to one or more of its members. Any such communications should be sent by letter addressed to the member or members of the Board of Directors to whom it is directed to the following address:
TXCO Resources Inc.
c/o Corporate Secretary
777 E. Sonterra Blvd., Suite 350
San Antonio, Texas 78258
     All such communications will be forwarded to the Board member or members specified.
Director Independence
     The Company’s Board of Directors currently consists of seven directors, one of whom serves as our President and Chief Executive Officer and six of whom the Board of Directors has determined to be independent in accordance with the Nasdaq listing standards. Applying these independence standards, the Board of Directors has determined that Messrs. Fitzpatrick, Muckleroy, Foree, Edgar, Hewitt, and Pint are all independent directors. After due consideration, the Board of Directors has determined that none of these directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and they all meet the criteria for independence under the Nasdaq listing standards.
Board and Board Committee Meetings
     During fiscal year 2007, the Board of Directors held a total of 15 meetings and the Board committees held the following meetings: Audit Committee held 9 meetings; Compensation Committee held 11 meetings; and Governance and Nominating Committee held 9 meetings. During the 2007 fiscal year, no member attended fewer than 75% of the aggregate Board meetings and committee meetings on which the member served. Each director attended the 2007 Annual Meeting of Stockholders.

Board Committees
     The Board of Directors has three standing committees: Audit Committee, Compensation Committee and Governance and Nominating Committee. Generally, the Board of Directors designates Board committee assignments in May, following the Annual Meeting of Stockholders.
     Audit Committee. Since May 2007, the Audit Committee has been comprised of Dennis B. Fitzpatrick, Alan L. Edgar, and Michael J. Pint, with Mr. Fitzpatrick serving as chairperson. From January 2007 through May 2007, the Audit Committee was comprised of Dennis B. Fitzpatrick, Robert L. Foree, Jr., J. Michael Muckleroy, and Michael J. Pint, with Mr. Fitzpatrick serving as chairperson. The Board of Directors has determined that all three current members of the Audit Committee satisfy the independence and other requirements for audit committee membership of the Nasdaq listing standards and SEC requirements. The Board has also determined that Messrs. Fitzpatrick and Pint have the attributes of an audit committee financial expert as defined by the SEC. The Audit Committee’s responsibilities include, among other things, (i) appointing, compensating, retaining and overseeing the Company’s independent accountants, (ii) reviewing with Company management and the independent accountants the Company’s accounting and financial reporting controls, (iii) reviewing with Company management and the independent accountants significant accounting and reporting principles, practices and procedures of the Company in preparing its financial statements, (iv) reviewing the scope of the independent accountant’s annual audit, and (v) preparing the annual Audit Committee Report for inclusion in the Company’s Proxy Statement. The Audit Committee has a formal charter.
     Compensation Committee. Since May 2007, the Compensation Committee has been comprised of Robert L. Foree, Jr., J. Michael Muckleroy, and Alan L. Edgar, with Mr. Muckleroy serving as chairperson. From January 2007 through May 2007, the Compensation Committee was comprised of Dennis B. Fitzpatrick, Robert L. Foree, Jr., J. Michael Muckleroy, and Michael J. Pint, with Mr. Muckleroy serving as chairperson. The Board of Directors has determined that all three current members of the Compensation Committee satisfy the independence requirements of the Nasdaq listing standards. The Compensation Committee’s responsibilities include, among other things, (i) reviewing and approving, or recommending to the Board of Directors for approval, the compensation, equity awards, and employment benefits of all directors and the named executive officers of the Company, (ii) administering the TXCO Resources Inc. 2005 Stock Incentive Plan, as amended and restated, (iii) reviewing and discussing with Company management the “Compensation Discussion and Analysis” and recommending whether such analysis should be included in the Company’s Annual Report on Form 10-K or Proxy Statement, and (iv) preparing the annual Compensation Committee Report for inclusion in the Company’s Annual Report on Form 10-K or Proxy Statement. The Compensation Committee does not have a formal charter. Except as described in the Compensation Discussion and Analysis section of this Proxy Statement, at this time, the Compensation Committee does not intend to delegate its powers and authority to any subcommittee or other persons.
     Governance and Nominating Committee. Since May 2007, the Governance and Nominating Committee has been comprised of Robert L. Foree, Jr., Dennis B. Fitzpatrick, J. Michael Muckleroy, Michael J. Pint, and Alan L. Edgar, with Mr. Foree serving as chairperson. From January 2007 through May 2007, the Governance and Nominating Committee was comprised of Robert L. Foree, Jr., Dennis B. Fitzpatrick, J. Michael Muckleroy, and Michael J. Pint, with Mr. Foree serving as chairperson. The Board of Directors has determined that all five current members of the Governance and Nominating Committee satisfy the independence requirements of the Nasdaq listing standards. The Governance and Nominating Committee’s responsibilities include, among other things, (i) identifying individuals qualified to become directors, (ii) approving director nominations to be presented for stockholder approval at annual meetings and to fill any director vacancies, and (iii) overseeing Board and Board committee evaluations. The Governance and Nominating Committee has a formal charter.

Board Composition and Director Qualifications
     The Governance and Nominating Committee periodically assesses the appropriate size and composition of the Board of Directors and whether any vacancies on the Board of Directors exist or are expected. In the event that vacancies exist, are anticipated or otherwise arise, the Governance and Nominating Committee will review and assess potential director candidates in light of the current makeup of the Board of Directors to ensure such candidates contribute to the mix of skills, core competencies and qualifications of the Board. This assessment includes issues such as experience and expertise. These factors, and others as considered useful by the Governance and Nominating Committee, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Governance and Nominating Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members.
     Consideration of new director candidates typically involves a series of internal discussions, interviews with the candidate and review of the candidate’s experience and expertise. Board members typically suggest candidates for nomination to the Board. The Governance and Nominating Committee will consider timely stockholder nominations for directors. Any such nomination, together with a written statement of the nominee’s qualifications and consent to be considered as a director nominee and to serve if elected, should be mailed to the Corporate Secretary of the Company no later than      , 2009, and no earlier than      , 2009, to be considered for inclusion in the proxy statement in connection with next year’s Annual Meeting of Stockholders. The nomination should set forth the specific information required by the Company’s Amended and Restated Bylaws, which requirements are summarized below in the “Stockholder Proposals for the 2009 Annual Meeting” section of this Proxy Statement. The Governance and Nominating Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates.
Certain Relationships and Related Person Transactions
     Generally, as set forth in the Audit Committee Charter, the Audit Committee is charged with the responsibility of reviewing and pre-approving all “related-person transactions” (as defined in Item 404 of Regulation S-K promulgated by the SEC). Related-person transactions are also periodically reassessed to ensure their continued appropriateness. As required under SEC regulations, “related-person transactions” are disclosed in the Company’s proxy statement. In the course of its review of a “related-person transaction,” the Audit Committee considers:
•	The nature of the related person’s interest in the transaction;

•	The material terms of the transaction, including, without limitation, the amount and type of transaction;

•	The importance of the transaction to the related person;

•	Whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	Any other matters the Audit Committee deems appropriate.

     Mr. Grinsfelder, the Company’s Vice President-Exploration, was an executive officer of Output Exploration, LLC prior to joining the Company in May 2007. As a result of the Company’s acquisition of Output Exploration, LLC in April 2007, and Mr. Grinsfelder’s ownership interests in Output Exploration, LLC, he received cash sales proceeds of approximately $298,842 in connection the Company’s acquisition of Output Exploration, LLC. The Board of Directors approved Mr. Grinsfelder’s employment with the Company.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth information concerning all persons known to the Company to beneficially own more than five percent of the Company’s common stock, $0.01 par value per share, as of December 31, 2007, except for Third Point LLC and Capital Ventures International, which is as of February 28, 2008 and March 4, 2008, respectively. Unless otherwise indicated in the footnotes below, “beneficially own” means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent Owned
Lazard Asset Management, LLC (1)	1,764,613	5.17%
30 Rockefeller Plaza New York, New York 10112
Capital Ventures International (2)	3,585,687	9.5%
One Capital Place P.O. Box 1787 GT Grand Cayman, Cayman Islands British West Indies
Manulife Financial Corporation (3)	1,842,021	5.39%
200 Bloor Street, East, Toronto, Ontario, Canada, M4W 1E5
Third Point LLC (4)	2,820,000	8.3%
390 Park Avenue New York, New York 10022

(1) Information relating to Lazard Asset Management, LLC is based on its Schedule 13G/A1, filed with the SEC on February 7, 2008. Lazard Asset Management’s Schedule 13G/A1 indicates that it has sole voting power only with respect to 1,693,170 shares, and sole dispositive power with respect to 1,764,613 shares, of the Company’s common stock.
(2) Information relating to Capital Ventures International is based on its Schedule 13G/A1, filed with the SEC on February 4, 2008 and the Company’s recent private placement of its Series E convertible preferred stock and related exchange of its existing Series C convertible preferred stock for Series D convertible preferred stock with certain holders of the Series C convertible preferred stock, including Capital Ventures International on March 4, 2008. On March 4, 2008, Capital Ventures International exchanged 25,500 shares of the Company’s Series C convertible preferred stock for 25,500 shares of the Company’s Series D convertible preferred stock and purchased an additional 15,000 shares of the Company’s Series E convertible preferred stock for $1,000 per share. The shares reported as beneficially owned by Capital Ventures International are issuable upon conversion of the Company’s Series D convertible preferred stock and the Company’s Series E convertible preferred stock (the “Preferred Shares”), which are both convertible into the Company’s common stock at an initial conversion price of $14.48 and $17.36 per share, respectively; provided, that under the terms of the Preferred Shares, a holder may not convert the Preferred Shares to the extent such conversion would cause such holder, together with its affiliates, to beneficially own a number of shares of the Company’s common stock which would exceed 9.99% of the Company’s then outstanding shares of common stock following such conversion, excluding for purposes of such determination shares of our common stock issuable upon conversion of the Preferred Shares which have not been converted. Capital Ventures International has the right to purchase up to an additional approximately $13,909,000 shares of the Company’s Series D convertible preferred stock by delivering notice to the Company prior to March 20, 2008 (or, at the Company’s option, May 20, 2008). Heights Capital Management, Inc., which serves as the investment manager to Capital Ventures International, may be deemed to be the beneficial owner of all shares owned by Capital Ventures International. Capital Ventures International and Heights Capital Management, Inc. each disclaim any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

Capital Ventures International has the right to purchase up to an additional $30,000,000 shares of the Company’s Series E Convertible Preferred Stock by delivering notice to the Company prior to March 20, 2008 (or, at the Company’s option, May 20, 2008). Heights Capital Management, Inc., which serves as the investment manager to Capital Ventures International, may be deemed to be the beneficial owner of all shares owned by Capital Ventures International. Capital Ventures International and Heights Capital Management, Inc. each disclaim any beneficial ownership of such shares, except to the extent of any pecuniary interest therein.
(3) Information relating to Manulife Financial Corporation is based on its Schedule 13G, filed with the SEC on February 7, 2008. Manulife Financial Corporation’s Schedule 13G indicates that MFC Global Investment Management (U.S.A.) Limited has sole voting power and sole dispositive power of 15,264 shares of the Company’s common stock and MFC Global Investment Management (U.S.), LLC has sole voting power and sole dispositive power of 1,826,757 shares of the Company’s common stock. MFC Global Investment Management (U.S.A.) Limited and MFC Global Investment Management (U.S.), LLC are indirect wholly owned subsidiaries of Manulife Financial Corporation.
(4) Information relating to Third Point LLC is based on its Schedule 13D/A2 filed with the SEC on February 28, 2008 on behalf of Third Point and Daniel S. Loeb, an individual. Third Point LLC is the investment manager or adviser to a variety of funds and managed accounts, referred to herein collectively as the Funds. The Funds directly own the reported shares of the Company’s common stock and Third Point LLC and Mr. Loeb may be deemed to have beneficial ownership over such shares by virtue of the authority granted to them by the Funds to vote and to dispose of the securities held by the Funds, including the reported shares of the Company’s common stock.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
     The following table reflects information regarding beneficial ownership of the Company’s common stock, $0.01 par value per share, by each of its current directors, each director nominee named in this Proxy Statement, each named executive officer set forth in the Summary Compensation Table and all other executive officers of the Company, and by all such persons as a group, as of February 29, 2008. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

	Number of Shares
Name (1)	Beneficially Owned (2)	Percent Owned
Alan L. Edgar (3)	277,433	0.80
Dennis B. Fitzpatrick (4)	162,893	0.47
Robert L. Foree, Jr.	124,100	0.36
James L. Hewitt	110,000	0.32
J. Michael Muckleroy (5)	198,000	0.57
Michael J. Pint	215,000	0.62
James E. Sigmon (6)	464,773	1.35
P. Mark Stark (7)	104,349	0.30
M. Frank Russell	61,000	0.18
James J. Bookout	78,831	0.23
Roberto R. Thomae (8)	154,319	0.45
Gary S. Grinsfelder	35,000	0.10
Richard A. Sartor	22,194	0.06
All Directors and Executive	2,007,892	5.78
Officers as a group (13 people) (9)

(1) Unless otherwise indicated, the mailing address for each of the individuals is 777 E. Sonterra Blvd., Suite 350, San Antonio, Texas 78258.
(2) In accordance with SEC rules, this column includes shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days as follows: 100,000 for Mr. Sigmon, 25,000 for Mr. Bookout, 50,000 for Mr. Stark, and 100,000 for Mr. Thomae. This column also includes unvested restricted shares of the Company’s common stock as follows: 15,000 for Mr. Edgar, 28,334 for Mr. Fitzpatrick, 15,000 for Mr. Foree, 40,000 for Mr. Hewitt, 28,334 for Mr. Muckleroy, 15,000 for Mr. Pint, 40,000 for Mr. Stark, 50,000 for Mr. Russell, 40,000 for Mr. Bookout, 40,000 for Mr. Thomae, 35,000 for Mr. Grinsfelder, and 19,500 for Mr. Sartor. The holders of the unvested shares of restricted stock have no investment or voting power with respect to such shares.

(3) Includes (i) 6,000 shares held by Mr. Edgar’s immediate family member, for which Mr. Edgar has neither investment nor voting power and disclaims beneficial ownership, and (ii) 271,433 shares beneficially owned by Mr. Edgar that are pledged as security in a margin account.
(4) Includes (i) 53,447 shares held in Mr. Fitzpatrick’s Individual Retirement Account, and (ii) 41,655 shares held in the Fitzpatrick Living Trust.
(5) Includes (i) 15,000 shares held by Mr. Muckleroy’s immediate family member, and (ii) 90,000 in the Dorothy Sine Family Partnership.
(6) Includes (i) 10,000 shares held in Mr. Sigmon’s Individual Retirement Account, and (2) 4,400 shares held in Mr. Sigmon’s immediate family member’s Individual Retirement Account for which Mr. Sigmon has neither investment nor voting power and disclaims beneficial ownership.
(7) Includes 50 shares held by Mr. Stark’s immediate family member, for which Mr. Stark has neither investment nor voting power and disclaims beneficial ownership.
(8) Includes 500 shares beneficially owned by Mr. Thomae that are pledged as security in a margin account.
(9) Includes 275,000 shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days; 366,168 shares of restricted common stock, for which the holders have neither investment nor voting powers; and 10,450 shares for which the holders have neither investment nor voting powers and disclaim beneficial ownership.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors, executive officers, and persons who own more than ten percent (10%) of the Company’s common stock file initial reports of ownership and reports of changes in ownership of such common stock with the SEC. Officers, directors, and stockholders who own more than ten percent (10%) of the Company’s common stock are required by the SEC to furnish the Company with copies of all Section 16(a) reports they file. To the Company’s knowledge, based on a review of such available reports, the Company believes that all required Section 16(a) filings were timely made by these reporting persons during the 2007 fiscal year, except that James J. Bookout, due to administrative error, did not timely file one Form 4 reporting one reportable transaction.

EXECUTIVE OFFICERS
     The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board of Directors at its first meeting following the Annual Meeting of Stockholders. The following table sets forth the names and ages of the executive officers of the Company and all positions they hold with the Company.

Name	Age	Positions
James E. Sigmon (1)	59	Chairman, President and Chief Executive Officer
James J. Bookout (2)	46	Vice President and Chief Operating Officer
Gary S. Grinsfelder (3)	58	Vice President — Exploration
P. Mark Stark (4)	53	Vice President, Treasurer and Chief Financial Officer
Roberto R. Thomae (5)	57	Vice President — Capital Markets and Corporate Secretary
M. Frank Russell (6)	59	Vice President and General Counsel
Richard A. Sartor (7)	55	Controller

(1) Mr. Sigmon has served as the Company’s President and Chief Executive Officer since February 1985 and also from July 1984 to October 1984. Mr. Sigmon served as a Director of the Company since 1984 and in December 2006 he was elected Chairman of the Board. As an engineer, Mr. Sigmon has been active for over 35 years in the exploration and development of oil and gas properties. Prior to joining the Company, he served in the management of Retamco Properties, a private oil and gas exploration company, based in San Antonio, Texas that was active in drilling wells in South Texas. He served as a Director of ExproFuels, Inc., a former subsidiary of the Company from 1994 to 1998. Mr. Sigmon received his Bachelor of Science degree in electrical engineering from the University of Texas at Arlington.
(2) Mr. Bookout, P.E., has served as the Company’s Vice President and Chief Operating Officer since June 2003. Mr. Bookout joined the Company in 2002 as Operations Manager. He is responsible for all of the Company’s exploration, drilling and production functions. Mr. Bookout has over 20 years experience in exploration and production operations, serving in operation positions with such firms as Pioneer Natural Resources USA Inc. (NYSE: PXD) as Senior Operations Engineer, Abraxas Petroleum Corp. (AMEX:ABP) as Senior Operations Engineer, Network International as Engineering/Marketing Manager, and Venus Exploration Inc. (NASDAQ: VFNX) as Operations Manager. Since 2007, Mr. Bookout has served as Chief Operating Officer for the Company’s subsidiaries Eagle Pass Well Service, Texas Tar Sands, TXCO Drilling, TXCO Energy, PPL Operating Inc., Maverick Dimmit Pipeline, L.L.P., Maverick Gas Marketing, Output Acquisitions Inc. and Opex Energy. He received a Bachelor of Science degree in petroleum engineering from Texas A&M University in 1984.
(3) Mr. Grinsfelder has served as the Company’s Vice President-Exploration since May 2007. He is responsible for all of the Company’s exploration and development activities. He was Executive Vice President of Exploration and Business Development for Output Exploration, LLC prior to its acquisition by the Company in April 2007. A geologist with more than 30 years of oil and gas industry experience, he was Vice President of Exploration for Triad Energy before joining Output Exploration, LLC in 1994. Earlier, he was with Union Oil Company of California, American Petrofina and Spartan Petroleum Corporation. Mr. Grinsfelder serves as a Director of Royale Energy, Inc. (NASDAQ:ROYL). Mr. Grinsfelder holds a B.S. in Geology from Southern Methodist University, and pursued studies at the University of Puerto Rico and University of Houston.

(4) Mr. Stark has served as the Company’s Vice President, Treasurer and Chief Financial Officer since June 2003. He is responsible for all of the Company’s accounting, finance and treasury functions for the Company and its subsidiaries. Mr. Stark has over 25 years of corporate financial experience with an emphasis in the natural resources and agribusiness industries. He previously served as Chief Financial Officer of Alamo Water Refiners, Inc., Dawson Production Services Inc. (NYSE: DPS), and Venus Exploration Inc. (NASDAQ: VFNX), before joining the Company. He received a Bachelor of Business Administration from the University of Texas at Austin and a MBA from Southern Methodist University.
(5) Mr. Thomae has served as the Company’s Vice President of Capital Markets since June 2003. He is responsible for the Company’s financial markets and investment community contacts, investor relations and corporate communications. Mr. Thomae has over 30 years of corporate financial experience with an emphasis in the management of public and private oil and gas exploration companies, including providing audit and tax advisory services while employed with several international public accounting firms. He has served as the Company’s Corporate Secretary since March 1997. He served as the Company’s Chief Financial Officer, Treasurer and Vice President-Finance from September 1996 through June 2003. From September 1995 through September 1996 he was a consultant to the Company in a financial management capacity. From 1989 through 1995, Mr. Thomae was self-employed as a management consultant primarily involved in the development of domestic and international oil and gas exploration projects and the marketing of refined products. He received a Bachelor of Business Administration degree in accounting from the University of Texas at Austin.
(6) Mr. Russell has served as the Company’s Vice President and General Counsel since March 2006. He is responsible for all corporate legal matters of the Company and its subsidiaries, including acquisitions, regulatory, contracts and litigation. He has 35 years of legal experience with an emphasis on the energy industry and corporate law, including 22 years as lead outside counsel to the Company. He joined the Company from Barton, Schneider, Russell & East L.L.P., a San Antonio-based law firm, where he was Managing Partner. Mr. Russell received Bachelor of Arts and Doctor of Jurisprudence degrees from the University of Texas at Austin.
(7) Mr. Sartor has served as the Company’s Controller since April 1997. He has nearly 30 years of accounting and energy industry experience. A Certified Public Accountant since 1980, Mr. Sartor operated a private accounting practice from 1989 to 1997 and has been with such companies as Tesoro Petroleum, Gulf Energy & Development and Hondo Oil & Gas. Mr. Sartor received a Bachelor of Business Administration degree from the University of Texas at Austin and a MBA from the University of Texas at San Antonio.
COMPENSATION OF DIRECTORS
     The principal objectives of our director compensation program is to compensate directors for time spent on the Company’s behalf, to ensure long-term retention of directors and to align directors’ compensation with the long-term interests of our stockholders. We attempt to accomplish these objectives in an economical manner through a combination of cash retainer fees and restricted stock grants.
     The Board of Directors, upon the recommendation of the Compensation Committee, approves annual compensation for directors who are not officers or employees of the Company or its subsidiaries. In approving non-employee director compensation, the Compensation Committee considers the significant amount of time that directors spend in fulfilling their duties to the Company, as well as the skill level required of Board members. The Company’s executive officers do not make recommendations regarding the non-employee directors’ compensation.
     Each new non-employee director receives 40,000 restricted shares of the Company’s common stock, vesting in three equal annual installments. Additionally, beginning in 2007, non-employee directors receive an annual cash retainer of $30,000. Prior to 2007, the annual cash retainer was $20,000. The Chairperson of the Audit Committee and Compensation Committee receive an additional annual cash retainer of $10,000 per year. Non-employee directors also receive a cash fee of $1,000, plus travel expenses, for attendance at each meeting of the Board of Directors.

     Continuing non-employee directors receive an annual restricted stock award, the amount of which is determined by the Board of Directors in its discretion. Generally, this award would be granted in January of each year; however, due to the negotiation and acquisition of Output Exploration, LLC in the beginning of 2007, all equity awards to employees and directors were deferred until May 2007. On May 11, 2007, the Board of Directors granted each non-employee director a restricted stock award consisting of 10,000 shares of the Company’s common stock. These restricted stock awards vest on the one-year anniversary of their grant date, May 11, 2008.
     Directors who are employees of the Company do not receive any additional compensation for their services as directors. In January 2008, the Company engaged Propensity/Hayes International to review the Company’s director compensation program. To date, no changes to non-employee director compensation have been made as a result of this review.
     The following table reflects the compensation paid to the Company’s non-employee directors for 2007. The compensation paid to Mr. Sigmon, the Company’s Chairman, President and Chief Executive Officer, is presented below in the Summary Compensation Table and the related explanatory tables.

2007 Director Compensation Table

	Fees Earned
	or Paid
	in Cash	Stock Awards	Option Awards	Total
Name	($)	($) (1) (2)	($) (3)	($)
(a)	(b)	(c)	(d)	(h)
Alan L. Edgar	44,000	73,125	—	117,125
Dennis B. Fitzpatrick	52,000	183,000	—	235,000
Robert L. Foree, Jr.	43,000	73,125	—	116,125
Jon Michael Muckleroy	54,000	183,000	—	237,000
Michael J. Pint	44,000	73,125	—	117,125

(1) These amounts reflect the compensation expense recognized by the Company during 2007 for financial statement reporting purposes in accordance with FAS 123R for restricted stock awards, except no assumptions for forfeitures were included, and includes restricted stock awards granted in 2006 and 2007, as applicable. Additional information regarding the calculation of such compensation expense is set forth in Note F of the Notes to Consolidated Financial Statements of our 2007 Annual Report on Form 10-K. No forfeitures occurred during 2007. As of December 31, 2007, Mr. Edgar held 10,000 shares of restricted stock; Mr. Fitzpatrick held 36,667 shares of restricted stock; Mr. Foree held 10,000 shares of restricted stock; Mr. Muckleroy held 36,667 shares of restricted stock; and Mr. Pint held 10,000 shares of restricted stock.
(2) The grant date fair value of the restricted stock awards granted in 2007 computed in accordance with FAS 123R for Messrs. Edgar, Fitzpatrick, Foree, Muckleroy, and Pint was $112,800 each. The Company does not currently expect to pay dividends on its common stock.
(3) None of the non-employee directors held any stock options as of December 31, 2007.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Philosophy, Principles and Policies
     In order to understand our compensation philosophy, principles and policies, it is helpful to understand our historical financial performance. Prior to 2004, we showed profits in only three years since our formation in 1979. During most of this 24-year period, oil and gas prices were low, sources of debt and equity capital were scarce and our assets were generally illiquid. These conditions forced us to minimize general and administrative overhead, including executive and director compensation, to permit the Company to survive and grow. Until 2007, our philosophy, policies and programs for executive and director compensation were for the most part established during these lean years.
     In 2007, based upon the Company’s financial performance in 2006 and recent past years, the findings of several benchmark analyses (as further described below), and the Company’s acquisition of Output Exploration, LLC, the Compensation Committee made certain modifications to the named executive officers’ compensation.
     The Company’s executive compensation program is designed to accomplish the following objectives:
•	To attract and retain motivated executives who substantially contribute to the Company’s long-term success and the creation of stockholder value;

•	To reward executives when the Company performs well financially; and

•	To be competitive with the Company’s peers without establishing compensation targets at specific benchmark percentiles.
     The Compensation Committee believes that compensation decisions are complex and best made after a review of Company performance and competitive pay information of the Company’s peers. Specifically, in determining individual pay components of the named executive officers, the Compensation Committee considers the Company’s financial and operational performance, such as earnings per share, profitability, cash flow as determined by several measures, revenue growth, reserve replacement and business-unit-specific operational and financial performance.
     The Compensation Committee designs and approves executive compensation packages to reward both Company performance and the achievement of strategic business objectives, which the Compensation Committee believes aligns the long-term interests of the named executive officers with stockholders. Accordingly, as the Company’s production, reserves, cash flow as determined by several measures, and profits increase, so does executive compensation. Conversely, if production, reserves and profits decrease, executive compensation may be less generous.
     The Company’s Chief Executive Officer, Mr. Sigmon, entered into an employment agreement with the Company in October 1984. Under the terms of this agreement, Mr. Sigmon’s employment may be terminated by either the Company or Mr. Sigmon upon 90 days written notice, with or without cause.

Role of the Compensation Committee
     The Compensation Committee approves, or recommends to the Board of Directors for approval, all compensation decisions for the named executive officers, including base salaries, short-term cash incentive awards and long-term equity incentive awards. The Compensation Committee also administers the Company’s 2005 Stock Incentive Plan.
     The Compensation Committee aims to structure executive compensation in a manner that achieves the compensation objectives described above. In approving executive compensation, the Compensation Committee reviews and considers, among other things:
•	The Chief Executive Officer’s recommendations on executive compensation, except for his own compensation;

•	The Company’s financial and operating performance;

•	Competitive pay information of the Company’s peers;

•	Recommendations of the Company’s compensation consultant; and

•	Historical compensation information of each named executive officer and changes in the cost-of-living, if any.
Role of the Chief Executive Officer and Chief Financial Officer
     The Company’s Chief Executive Officer, Mr. Sigmon, regularly attends Compensation Committee meetings, but not executive sessions. In 2007, Mr. Sigmon advised the Compensation Committee regarding, among other things, (i) the general competitiveness of the Company’s executive compensation program, (ii) information on the Company’s business strategies and risks, financial results, reserve replacement, and other measures of operational performance, (iii) the findings of a benchmark analysis performed by the Company’s outside Human Resource Manager, Padgett, Stratemann & Co., L.L.P., certified public accountants and business advisors (“Padgett”), (iv) the findings and recommendations of the Company’s Compensation Consultant, Propensity/Hayes International (“Propensity”), and (v) his recommendations of the named executive officers’ base salaries, short-term cash incentive awards and long-term equity incentive awards, other than himself. Mr. Sigmon did not make any recommendations to the Compensation Committee regarding the amount of his base salary, short-term cash incentive award or long-term equity incentive award in 2007.
     In connection with Padgett’s and Propensity’s engagements with the Company in 2007, both of these advisors reported to Mr. Sigmon and Mr. Stark, the Company’s Chief Financial Officer. Mr. Stark assisted the Compensation Committee and Mr. Sigmon in compiling competitive pay information and financial and operational performance information, as well as coordinating with Padgett and Propensity to ensure that the Compensation Committee’s requests regarding executive compensation were addressed.

Role of the Outside Human Resources Manager and Compensation Consultant
     In November 2006, the Company requested Padgett to conduct a benchmark analysis of numerous key employees’ base salaries, including the named executive officers. This review was performed utilizing the most recent Mercer Energy Compensation Survey and ECI Oil & Gas E&P Compensation Survey. The Mercer Energy Compensation Survey contains data submitted by over 180 organizations involved in the oil and gas industry, and the ECI Oil & Gas E&P Compensation Survey contains data submitted by almost 100 oil and gas exploration and production companies. The Compensation Committee considered the competitive pay information provided by these two surveys equally relevant and important. As a result of this review, the Compensation Committee increased the named executive officers’ base salaries effective January 1, 2007, as further described below.
     In connection with the Company’s acquisition of Output Exploration, LLC in April 2007, the Company engaged Propensity, a compensation consultant, to review a variety of compensation issues. In general, Propensity conducted a benchmark analysis to ensure certain employees, including the named executive officers, were adequately compensated in terms of base salary, short-term incentive pay and long-term incentive pay. As a result of this review, the Compensation Committee increased some of the named executive officers’ base salaries effective May 15, 2007, as further described below.
Benchmarking of Executive Compensation
     In approving the named executive officers’ base salaries during 2007, the Compensation Committee reviewed and considered the findings of two separate benchmark analyses. In evaluating competitive pay information, the Compensation Committee did not target the named executive officers’ compensation to specific percentiles. Instead, the Compensation Committee approved individual pay components and total compensation levels using an approach that focused on the Compensation Committee’s judgment and discretion as to the overall fairness of the named executive officers’ compensation. The benchmark analyses referred to above provided the Compensation Committee the framework necessary to make these fairness determinations, as well as assisted them in determining whether such compensation levels accomplished the executive compensation program’s objectives.

     In March 2007, Propensity benchmarked the Company’s executive compensation program against the following oil and gas exploration and production companies:

•	Abraxas Petroleum

•	American Oil & Gas, Inc.

•	Arena Resources

•	Bois d’Arc Energy

•	Brigham Exploration

•	Callon Petroleum

•	Cano Petroleum

•	Carrizo Oil & Gas, Inc.

•	Clayton Williams Energy, Inc.
•	Dorchester Minerals

•	Edge Petroleum

•	Gastar Expl Ltd

•	GMX Resources, Inc.

•	Goodrich Petroleum

•	Gulfport Energy

•	Harken Energy

•	Harvest Natural Resources, Inc.

•	Meridian Resource Corp.
•	Parallel Petroleum

•	Petrohawk, Inc.

•	Petroleum Development Corp.

•	PetroQuest Energy

•	PrimeEnergy Corp.

•	Toreador Reserve Corp.

•	Warren Resources

     The above peer companies were selected by Propensity, with the assistance of the Company, based upon their market capitalization, annual revenue and geographical location. The Company elected not to use the peer group utilized in the Company’s performance graph for purposes of benchmarking executive compensation, because the Compensation Committee believed the above companies better represented the Company’s direct competitors for employee talent. The Company has been operating in an extremely competitive labor market in the past few years and believes it competes for executive talent with each of these above companies on a regular basis.
     The Compensation Committee approves compensation at levels it believes are fair and will accomplish the executive compensation program’s objectives. The Compensation Committee further believes that not restricting compensation levels to specific benchmark percentiles enables it to be responsive to the specific performance of the Company and the dynamics of its industry.
Elements of Compensation
     Total compensation for the named executive officers consists of one or more of the following components:
•	Base salary;

•	Short-term cash incentive award;

•	Long-term equity incentive award; and

•	Other perquisites.
     Generally, the Compensation Committee annually reviews each element of compensation individually and considers it collectively with the other elements to ensure each named executive officer’s total compensation is consistent with the executive compensation program’s objectives.

Base Salary
     The Company provides the named executive officers with a base level of monthly income for the individual expertise, skills, knowledge and experience they offer to the Company’s management team. One or more of the named executive officers’ base salary was increased on January 1, 2007 and on May 15, 2007, as follows:

	Base Salary	Base Salary	Base Salary	Base Salary
	as of 12/31/06 ($)	as of 1/1/07 ($)	as of 5/15/07 ($)	as of 12/31/07 ($)
James E. Sigmon,	260,000	350,000	350,000	350,000
Chairman, President &
CEO
P. Mark Stark,	175,000	210,000	220,000	220,000
VP & CFO
M. Frank Russell,	150,000	172,000	185,000	185,000
VP & General Counsel (1)
James J. Bookout,	160,000	192,000	200,000	200,000
VP & COO
Roberto R. Thomae,	160,000	176,000	185,000	185,000
VP-Capital Markets and
Corporate Secretary
Gary S. Grinsfelder,	—	—	185,000	185,000
VP-Exploration (2)

(1) Mr. Russell joined the Company in March 2006.
(2) Mr. Grinsfelder joined the Company in May 2007 in connection with the Output Exploration, LLC acquisition.
     The Compensation Committee approved the base salary increases on January 1, 2007 as a result of its belief that base salaries were below market in 2006 and in prior years. The Compensation Committee made this determination based upon, among other things (i) the Company’s strong financial performance in 2006 and recent prior years, and (ii) the benchmark analysis performed by Padgett.
     As reflected in the above table, on May 15, 2007, each named executive officer, other than Mr. Sigmon, received an increase in base salary. The Compensation Committee approved these increases as a result of (i) each named executive officer’s increase in responsibilities as a result of the Company’s consummation of the Output Exploration, LLC acquisition, and (ii) the benchmark analysis performed by Propensity. The acquisition of Output Exploration, LLC doubled the Company’s proved reserves and increased its current oil and gas production by nearly two-thirds.
     The amounts that the named executive officers’ salaries were increased in January and May 2007 were not based upon specific benchmark percentiles or upon a formula-driven framework. Instead, the increases were based upon the Compensation Committee’s judgment and discretion as to the overall fairness of the named executive officers’ base salaries. In light of Mr. Sigmon’s overriding royalty interest income, the Compensation Committee determined Mr. Sigmon’s compensation was in-line with the executive compensation program’s objectives and, therefore, his base salary was not increased on May 15, 2007.

     In 1994, the Board of Directors granted Mr. Sigmon a one percent (1%) overriding royalty interest in its Paloma and Kincaid Leases in Maverick County, Texas (when those leases had little or no value), in consideration of Mr. Sigmon agreeing to reduce his base salary to $72,000 per year. In 1996, the Board of Directors expanded this agreement to include a one percent (1%) overriding royalty interest in all oil and gas leases that the Company had then acquired or would acquire during Mr. Sigmon’s term as Chief Executive Officer. In connection with the Company’s acquisition of Output Exploration, LLC in April 2007, the Company is required to grant Mr. Sigmon a 1% overriding royalty interest in each of the oil and gas properties acquired in this acquisition. For accounting purposes, the Company has recorded the value of Mr. Sigmon’s 1% overriding royalty interests for these recently purchased properties at approximately $1,026,000. To date, the Company has not effected the assignment of these overriding royalty interests to Mr. Sigmon and, therefore, no royalty income has been paid to Mr. Sigmon with respect to these interests. At the time these agreements were made, Mr. Sigmon’s income from the overriding royalty interests was almost nonexistent, but due to the Company’s success since 1996 under Mr. Sigmon’s leadership, Mr. Sigmon’s 2007 gross overriding royalty income equaled $1,171,690, of which $175,526 pertained to the royalty income associated with the oil and gas properties acquired in the Output Exploration, LLC acquisition and has not been paid to date.
     In 1994 and 1996, when the Board of Directors agreed to grant Mr. Sigmon his overriding royalty interest, the Board believed that this arrangement would align Mr. Sigmon’s interests with the success of the Company’s oil and gas exploration and production activities, and the Board continues to hold this belief.
     The Company does not treat the royalty income received by Mr. Sigmon from his overriding royalty interests as “compensation” for accounting or tax purposes. Accordingly, the royalty income is not reported on Mr. Sigmon’s annual Form W-2. The overriding royalty interests are Mr. Sigmon’s transferable real property rights and, therefore, the Company deems such interests as Mr. Sigmon’s individual property rights, independent from his employment with the Company. Mr. Sigmon is entitled to retain any existing overriding royalty interests he may own upon his separation with the Company. Nevertheless, in order to provide a full picture to the Company’s stockholders of all of Mr. Sigmon’s income streams, the Company has historically disclosed the amount of royalty income received by Mr. Sigmon in the Summary Compensation Table included in the Company’s annual proxy statement, specifically footnoting that such amount is derived from the overriding royalty interests. Additionally, the income received by Mr. Sigmon from his overriding royalty interests has historically been taken into account by the Compensation Committee and the Board of Directors, as applicable, in setting Mr. Sigmon’s base salary and bonus compensation.
Short-Term Cash Incentive Award
     Each named executive officer is eligible for a short-term, year-end cash incentive award. Generally, the amount of the cash incentive award, if paid, is equal to one-half of one month’s salary. The payment of the short-term cash incentive award is in the Compensation Committee’s sole discretion. While the payment of the cash incentive award is not based upon pre-established performance goals, its payment has historically depended upon the Company’s financial and operating performance during the year. Accordingly, the payment of short-term cash incentive awards are intended to reward the named executive officers when the Company performs well financially. For 2007, each of the named executive officers received the short-term cash incentive award.

Long-Term Equity Incentive Award
     The Company’s 2005 Stock Incentive Plan is designed to align the long-term interests of employees with the Company’s stockholders and forms the basis of the Company’s long-term incentive plan for the named executive officers. The Company believes that a significant portion of an executive’s compensation should be dependent on value created for our stockholders. In May 2007, the Company granted restricted stock awards to its key employees, including most of the named executive officers. Generally, long-term incentive awards are granted to key employees in January of each year; however, due to the acquisition of Output Exploration, LLC, the equity awards were made in May 2007. The 2008 equity awards were made in January 2008.
     In determining the size of the long-term equity incentive award to the named executive officers, the Compensation Committee generally considers the following factors:
•	Recommendations of the Company’s Chief Executive Officer;

•	The Company’s financial and operational performance, including earnings per share, profitability, revenue growth, cash flow, reserve replacement and business-unit-specific operational and financial performance;

•	The equity grant practices of the Company’s peers, without establishing award targets at specific benchmark percentiles;

•	Overall effectiveness of the Company’s executive compensation program; and

•	Historical compensation levels for each named executive officer.
     In 2007, each named executive officer, other than Mr. Sigmon and Mr. Grinsfelder, received 20,000 restricted shares of the Company’s common stock, vesting in three equal annual installments. Mr. Grinsfelder received 25,000 restricted shares of the Company’s common stock in connection with joining the Company in May 2007, which vest in three equal annual installments. The amount of the 2007 restricted stock award granted to these named executive officers was not based upon specific benchmark percentiles or upon a formula-driven framework. Instead, the amount was based upon the Compensation Committee’s judgment and discretion as to the overall fairness of the named executive officers’ total compensation in 2007.
     In light of Mr. Sigmon’s overriding royalty interest, the Compensation Committee determined Mr. Sigmon’s total compensation for 2007 was fair and in-line with the executive compensation program’s objectives and, therefore, he was not granted a long-term incentive award in 2007. Mr. Sigmon has not received a long-term equity incentive award since 1998.
Other Perquisites
     From time to time, the Company makes available to the named executive officers certain other fringe benefits. These perquisites may include club memberships, tickets to sporting or cultural events, tickets to community events, and matching contributions under the Company’s 401(k) Plan. The Company also provides all of its employees, including the named executive officers, certain health insurance benefits.
     The Compensation Committee believes these perquisites provide a more tangible incentive than an equivalent amount of cash compensation. In determining total compensation payable to the named executive officers for 2007, the Compensation Committee considered these perquisites. However, as these perquisites represent a relatively insignificant portion of the named executive officers’ total compensation, they did not materially influence the Compensation Committee’s decision in approving such officers’ total compensation.

Change of Control Agreements
     The Company has change of control agreements with James E. Sigmon, James J. Bookout, P. Mark Stark, M. Frank Russell, Roberto R. Thomae, and Gary S. Grinsfelder, as well as most other employees of the Company. Under these agreements, upon a change of control of the Company, Mr. Sigmon would be paid three times his annual salary and Messrs. Bookout, Stark, Russell, Thomae and Grinsfelder would each be paid two times their annual salary, regardless of whether their employment with the Company is terminated after such event.
     The Compensation Committee did not consider the terms of the change of control agreements in approving the named executive officers’ individual pay components or total compensation levels in 2007. Further information regarding these agreements is set forth below in the “Change of Control and Termination Arrangements” section of this Proxy Statement.
Tax Considerations
     Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer and the next three most highly compensated officers, excluding the Chief Financial Officer. However, compensation that is “performance-based,” which is compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the stockholders and is determined and administered by the Compensation Committee according to related regulations, is excluded from this $1,000,000 limitation and is deductible by the Company. All compensation paid to the named executive officers by the Company in 2007 was deductible by the Company.
Equity Grant Practices
     The Compensation Committee has approved, or recommend to the Board of Directors for approval, all grants of equity compensation to the named executive officers. Additionally, from time-to-time, the Compensation Committee authorizes Mr. Sigmon to make equity awards to non-executive employees. While the Compensation Committee may not approve the individual award amounts to each non-executive employee, the aggregate amount of shares of the Company’s common stock that may be awarded to the non-executive employees is approved by the Compensation Committee or the Board of Directors. The Company does not have a formal policy on timing of equity grants in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the Compensation Committee prior to granting equity awards, the Compensation Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any impropriety.

Executive Compensation in 2008
     In January 2008, the Compensation Committee approved, or recommended to the Board of Directors for approval, to increase the base salaries of Messrs. Stark, Russell, Bookout, Thomae, and Grinsfelder to $235,000, $195,000, $220,000, $195,000 and $220,000, respectively. Mr. Sigmon did not receive a base salary increase in January 2008.
2007 Executive Compensation
     The following table summarizes total compensation paid or earned by our named executive officers who served in such capacities during 2007 and 2006. Although Mr. Grinsfelder was not one of the Company’s three most highly compensated executive officers in 2007, given the importance of his position to the success of the Company, his compensation data has been included voluntarily in the executive compensation tables set forth below.
Summary Compensation Table

						All Other
Name and		Salary	Bonus	Stock Awards	Option Awards	Compensation	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d) (1)	(e) (2)	(f) (3)	(i) (4)	(j)
James E. Sigmon,	2007	350,000	13,462	—	—	2,221,948	2,585,410
Chairman, President & CEO	2006	260,000	10,833	—	—	989,252	1,260,085
P. Mark Stark,	2007	216,154	8,462	131,767	—	13,834	370,217
VP & CFO	2006	175,000	7,292	80,575	18,000	875	281,742
M. Frank Russell,	2007	180,192	7,115	155,067	—	18,642	361,016
VP & General Counsel (5)	2006	125,000	6,250	83,400	—	188	214,838
James J. Bookout,	2007	196,923	7,692	131,767	—	18,156	354,538
VP & COO	2006	160,000	6,667	80,575	18,000	4,000	269,242
Roberto R. Thomae,	2007	181,535	7,115	131,767	—	18,808	339,225
VP-Capital Markets and	2006	160,000	6,667	80,575	—	4,800	252,042
Corporate Secretary
Gary S. Grinsfelder,	2007	92,500	7,115	54,833	—	2,620	157,068
VP-Exploration (6)

(1) For 2007, these amounts reflect the short-term cash incentive award paid in 2007, which is further discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(2) For 2007, these amounts reflect the compensation expense recognized by the Company in 2007 for financial statement reporting purposes in accordance with FAS 123R for restricted stock awards, except no assumptions for forfeitures were included, and includes restricted stock awards granted in 2006 and 2007, as applicable. Additional information regarding the calculation of such compensation expense is set forth in Note F of the Notes to Consolidated Financial Statements of our 2007 Annual Report on Form 10-K. No forfeitures occurred during 2007.
(3) For 2007, these amounts reflect the compensation expense recognized by the Company in 2007 for financial statement reporting purposes in accordance with FAS 123R for stock option awards, except no assumptions for forfeitures were included, and includes stock options granted in 2004. Additional information regarding the calculation of such compensation expense is set forth in Note F of the Notes to Consolidated Financial Statements of our 2007 Annual Report on Form 10-K. No forfeitures occurred during 2007.
(4) For 2007, these amounts represent for Mr. Sigmon: $996,164 in royalty income received from his overriding royalty interests in Company oil and gas properties, the 1% overriding royalty interests in the oil and gas properties acquired in connection with the Output Exploration, LLC acquisition in April 2007, which was valued by the Company at $1,025,870, and $175,526 in royalty income due to Mr. Sigmon because the 1% overriding royalty interests associated with the oil and gas properties acquired by the Company in connection with the Output Exploration, LLC acquisition have not been assigned to Mr. Sigmon, $6,750 matching contribution to the Company’s 401(k) Plan, $5,482 for club dues, and $12,156 for sporting event tickets; for Mr. Stark: $1,081 matching contribution to the Company’s 401(k) Plan, $597 for club dues, and $12,156 for sporting event tickets; for Mr. Russell: $5,406 matching contribution to the Company’s 401(k) Plan, $1,080 for club dues, and $12,156 for sporting event tickets; for Mr. Bookout: $4,923 matching contribution to the Company’s 401(k) Plan, $1,077 for club dues, and $12,156 for sporting event tickets; for Mr. Thomae: $5,446 matching contribution to the Company’s 401(k) Plan, $1,206 for club dues, and $12,156 for sporting event tickets; and for Mr. Grinsfelder: $1,992 matching contribution to the Company’s 401(k) Plan, and $628 for club dues. See the Compensation Discussion and Analysis section of this Proxy Statement for further discussion of Mr. Sigmon’s overriding royalty interests.
(5) Mr. Russell joined the Company in March 2006. In last year’s proxy statement the amount of compensation expense recognized by the Company in 2006 for financial statement reporting purposes in accordance with FAS 123R for restricted stock awards to Mr. Russell was incorrectly overstated by $18,533. Consequently, the 2006 “stock awards” and “total compensation” columns for Mr. Russell have been restated to show the correct amounts.
(6) Mr. Grinsfelder joined the Company in May 2007 in connection with the Company’s acquisition of Output Exploration, LLC.

2007 Grants of Plan-Based Awards Table

		All Other Stock	All Other Options
		Awards:	Awards: Number of	Exercise or Base	Grant Date Fair
		Number of Shares of	Securities	Price of Option	Value of Stock and
		Stock or Units	Underlying Options	Awards	Option Awards
Name	Grant Date	(#)	(#)	($/sh)	($)
(a)	(b)	(i) (1)	(j)	(k)	(l) (2)
James E. Sigmon	n/a	—	—	—	—
P. Mark Stark	5/11/07	20,000	—	—	225,600
M. Frank Russell	5/11/07	20,000	—	—	225,600
James J. Bookout	5/11/07	20,000	—	—	225,600
Roberto R. Thomae	5/11/07	20,000	—	—	225,600
Gary S. Grinsfelder (3)	5/11/07	25,000	—	—	282,000

(1) The amounts reflect the annual long-term equity incentive award granted to the named executive officers. Mr. Grinsfelder received his restricted stock award in connection with joining the Company in May 2007. These restricted stock awards were granted under the Company’s 2005 Stock Incentive Plan.
(2) Amounts reflect the aggregate grant date fair value of the restricted stock award made in 2007, computed in accordance with FAS 123R, except no assumptions for forfeitures were included. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note F of the Notes to Consolidated Financial Statements of our 2007 Annual Report on Form 10-K. The Company does not currently expect to pay dividends on its common stock.
(3) Mr. Grinsfelder received his restricted stock award in connection with joining the Company in May 2007.

2007 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards						Stock Awards
				Equity
				Incentive Plan
				Awards:
		Number of	Number of	Number of
		Securities	Securities	Securities			Number of	Market
		Underlying	Underlying	Underlying			Shares or	Value of
		Unexercised	Unexercised	Unexercisable	Option		Units of Stock	Shares or
		Options	Options	Unearned	Exercise		That Have	Units of
		- Exercisable	Unexercisable	Options	Price	Option	Not Vested	Vested ($)
Name		(#)	(#)	(#)	($)	Expiration Date	(#)	(6)
(a)	Grant Date (1)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
James E. Sigmon	04/30/1998	300,000	—	100,000 (2)	2.125	05/01/08	—	—
P. Mark Stark	06/20/2003	25,000	—	—	4.38	06/20/13	—	—
	09/30/2004	25,000	—	—	5.00	09/30/14	—	—
	01/27/2006	—	—	—	—	—	20,000 (3)	241,200
	05/11/2007	—	—	—	—	—	20,000 (5)	241,200
M. Frank Russell	03/23/2006	—	—	—	—	—	20,000 (4)	241,200
	05/11/2007	—	—	—	—	—	20,000 (5)	241,200
James J. Bookout	09/30/2004	25,000	—	—	5.00	09/30/14	—	—
	01/27/2006	—	—	—	—	—	20,000 (3)	241,200
	05/11/2007	—	—	—	—	—	20,000 (5)	241,200
Roberto R. Thomae	09/23/1999	50,000	—	—	2.125	09/23/09	—	—
	08/01/2001	50,000	—	—	2.96	08/01/11	—	—
	01/27/2006	—	—	—	—	—	20,000 (3)	241,200
	05/11/2007	—	—	—	—	—	20,000 (5)	241,200
Gary S. Grinsfelder	05/11/2007	—	—	—	—	—	25,000 (5)	301,500

(1) For a better understanding of the table, an additional column showing the grant date of stock options and restricted stock awards has been included.
(2) These shares are exercisable any time after the first time that any shares of the Company’s common stock are traded on the Nasdaq Select Global Market at a price of $15.00 or more per share, which occurred on February 26, 2008.
(3) These shares vest in 50% increments on January 27, 2008 and 2009.
(4) These shares vest in 50% increments on March 23, 2008 and 2009.
(5) These shares vest in 33 1/3% increments on May 11, 2008, 2009 and 2010.
(6) Market value of the unvested restricted stock is based upon the closing sale price of the Company’s common stock on December 31, 2007, the last business day of the 2007 fiscal year.

2007 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($) (1)	(#)	($) (2)
(a)	(b)	(c)	(d)	(e)
James E. Sigmon	100,000	738,500	—	—
P. Mark Stark	—	—	10,000	117,700
M. Frank Russell	—	—	10,000	98,800
James J. Bookout	5,000	25,650	10,000	117,700
Roberto R. Thomae	—	—	10,000	117,700
Gary S. Grinsfelder	—	—	—	—

(1) The value realized on exercise of stock options is based upon the difference between the market price of the Company’s common stock on the date of exercise and the exercise price of the stock options.
(2) The value realized on vesting of the restricted stock is based upon the market price of the Company’s common stock on the applicable vesting date.

Change of Control and Termination Arrangements
     Change of Control Agreements
     The Company has entered into change of control agreements with each of James E. Sigmon, P. Mark Stark, M. Frank Russell, James J. Bookout, Roberto R. Thomae, and Gary S. Grinsfelder, as well as most other employees of the Company. If there is a “change of control” of the Company, then each of the foregoing executives is entitled to be paid two times his annual salary, except for Mr. Sigmon, who is entitled to three times his annual salary. If any payments to an employee, whether pursuant to the change of control agreement, an employee benefit plan of the Company, or another arrangement with the Company, would result in an “excess parachute payment” within the meaning of Section 4999 of the Internal Revenue Code, the Company will pay such additional amounts to such employee as is necessary so that such employee is in the same after-tax position that the employee would have been if Section 4999 did not apply.
     The change of control payments will be paid to the Company’s employees on or before 30 days following the date of the change of control; provided, the Company can defer the payments until March 15th of the year that follows the year in which the change of control occurred. In the event an employee is terminated during such period, the payments must be paid to the employee on or before 10 days following such termination. The Company’s employees are entitled to the change of control benefits regardless of whether their employment is terminated by the Company.
     Generally, a “change of control” means one or more of the following events or occurrences: (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company’s common stock would be converted in whole or in part into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, (ii) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company, (iii) any person other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall become the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period, or (v) any other event shall occur that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended.
     The change of control agreements were structured as “single trigger” arrangements to provide retention incentives for the Company’s employees, including the named executive officers, during what can often be an uncertain time for employees. As change of control events frequently result in internal restructuring and the termination of employees, the Compensation Committee believes that these agreements permit the Company’s employees to focus their attention and energy on the Company’s business without any distractions regarding the potential effects of a change of control. Additionally, these arrangements provide employees with additional monetary motivation to complete a transaction that the Board of Directors believes is in the best interests of the Company and its stockholders.
     The amount of the change of control payments, three times annual salary for Mr. Sigmon and two times annual salary for the other named executive officers, was set in the Compensation Committee’s judgment and discretion and not upon a formula-driven framework. These agreements also provide for a tax gross-up payment in the event the employees are subject to the excise tax imposed on certain “excess parachute payments” pursuant to Section 4999 of the Internal Revenue Code. The Compensation Committee believes that the tax gross-up provisions are appropriate to ensure that employees receive the full value of the payments and benefits available under these agreements. The change of control agreements are designed to provide balanced and appropriate post-change of control benefits that eliminate any potential tension between the interests of the Company’s employees and its stockholders. The imposition of the punitive taxes imposed by Section 4999 of the Internal Revenue Code on “excess parachute payments” significantly and adversely upsets that balance. Therefore, the Compensation Committee believes it is necessary, in order to satisfy its objectives in providing these agreements, to shield the Company’s employees from the negative tax consequences imposed on “excess parachute payments.”
     TXCO Resources Inc. 2005 Stock Incentive Plan
     In addition to the change of control agreements referenced above, the Company’s 2005 Stock Incentive Plan provides, generally, that employees’ outstanding, unvested stock options and restricted stock awards will vest upon (i) a change of control or (ii) the dissolution or liquidation of the Company, or if the Company merges into, consolidates with, or sells or otherwise transfers all or substantially all of its assets to another corporation and no provision is made for the assumption or substitution of outstanding stock options by the surviving, resulting or acquiring corporation, in such case, each outstanding stock option will terminate, but the participant will have the right, at least 10 days prior to such transaction, to exercise his or her stock options, to the extent not previously exercised, without regard to any vesting provisions and all restricted stock will become 100% vested. The plan also provides that the Compensation Committee may, in its discretion, provide in any award agreement for certain payments to be made by the Company to a participant in the event acceleration of the vesting of restricted stock or stock options is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax. An award agreement may also provide that the participant shall be entitled to receive a gross-up payment in an amount such that after payment by the participant of all taxes (including interest and penalties), including excise tax payment on the gross-up payment, the participant retains a net amount equal to the excise tax imposed upon such acceleration of restricted stock or stock options.
     For participants who are not employees, a “change of control” is triggered if incumbent directors cease for any reason to constitute at least a majority of the Board of Directors. Incumbent directors are the individuals who constituted the board of directors on April 29, 2005 as well as individuals becoming a director after April 29, 2005 whose election or nomination is approved by a vote of at least a majority of the incumbent directors then in office, other than any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board of Directors when comprised of incumbent directors. A “change of control” is also triggered by any of the following events: (i) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, (ii) the acquisition (other than from the Company) by any individual, entity or group (other than the Company or any employee benefit plan or related trust sponsored or maintained by the Company or any corporation controlled by the Company) of beneficial ownership of 20% or more of either the outstanding shares of the Company’s common stock or the combined voting power of the Company’s outstanding voting securities entitled to vote generally in the election of directors or (iii) the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company. The events described in clause (ii) and (iii) above will not trigger a change of control if (A) the stockholders of the Company immediately prior to such transaction beneficially own more than 60% of the outstanding shares of the common stock and the combined voting power of the acquiring, resulting or surviving corporation in such transaction (directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Company’s common stock and the combined voting power of the Company’s voting securities immediately prior to such transaction, (B) no person (with certain exceptions) beneficially owns 20% or more of the outstanding shares of the common stock and the combined voting power of the acquiring, resulting or surviving corporation in such transaction, except to the extent that such ownership existed prior to such transaction, and (C) at least a majority of the members of the board of directors of the acquiring, resulting or surviving corporation in such transaction were incumbent directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such transaction.
     For participants who are employees, change of control will mean the occurrence of any of the events described above in this “Change of Control and Termination Arrangements—TXCO Resources Inc. 2005 Stock Incentive Plan,” section of the Proxy Statement or any other event defined as a change of control in such employee’s change of control agreement, which definition is set forth above in the “Change of Control and Termination Arrangements—Change of Control Agreements” section of the Proxy Statement.
     The 2005 Stock Incentive Plan further provides that upon a participant’s termination of employment due to death, disability or “special circumstances” (as determined by the Compensation Committee), the Compensation Committee may, in its sole discretion, accelerate the vesting of stock options and waive the vesting requirements of restricted stock awards. While the Compensation Committee has the authority to accelerate and waive vesting requirements of awards upon “special circumstances,” the Compensation Committee has never exercised such authority to date.
     All outstanding awards under the Company’s 1995 Flexible Incentive Plan are fully vested.
     James E. Sigmon’s Employment Agreement
     Mr. Sigmon’s employment agreement provides that he is entitled to 90 days written notice prior to termination, with or without cause.
     Implications of Third Point’s Nomination and Election of Opposing Slate of Class A Directors
     If the Delaware Court of Chancery nullifies Mr. Hewitt’s appointment as a Class B director, thereby reducing the number of directors from seven to six, and all three of Third Point’s Class A directors are elected to the Board of Directors at the annual meeting, then the Company believes a change of control will be deemed to occur under the terms of the change of control agreements and the 2005 Stock Incentive Plan. Upon such a change of control, the Company could be required, as of February 28, 2008, to:
•	Make aggregate cash payments of approximately $3.2 million and $5.0 million to the Company’s named executive officers and non-executive employees, respectively;

•	Accelerate the vesting of 205,000 shares of the Company’s common stock that are subject to outstanding unvested restricted stock awards held by the Company’s named executive officers;

•	Accelerate the vesting of 326,220 shares of the Company’s common stock that are subject to outstanding unvested restricted stock awards held by the Company’s non-executive employees; and

•	Accelerate the vesting of 141,668 shares of the Company’s common stock that are subject to outstanding unvested restricted stock awards held by the Company’s non-employee directors.
     The table below quantifies the potential payments to the named executive officers upon either termination of their employment or a change of control of the Company as of December 31, 2007.

2007 Potential Payments upon Termination and Change of Control (1)

			Voluntary
		Termination	Termination
		by the	or
		Company,	Termination
		With or	with Good
		Without	Reason by	Death or	Change of
		Cause	Employee	Disability	Control
Name	Benefit	($)	($)	($)	($)
James E. Sigmon	Severance	87,500 (2)	0	0	1,050,000 (3)
	Restricted Stock	0	0	0	$993,500
	and Stock option vesting (4)
	280G Tax Gross-Up (5)	0	0	0	0
Total		87,500	0	0	2,043,500
P. Mark Stark	Severance	0	0	0	440,000 (6)
	Restricted stock	0	0	482,400	482,400
	award vesting (7)(8)
	280G Tax Gross-Up (5)	0	0	0	0
Total		0	0	482,400	922,400
M. Frank Russell	Severance	0	0	0	370,000 (6)
	Restricted stock	0	0	482,400	482,400
	award vesting (7)(8)
	280G Tax Gross-Up (5)	0	0	0	0
Total		0	0	482,400	852,400
James J. Bookout	Severance	0	0	0	400,000 (6)
	Restricted stock	0	0	482,400	482,400
	award vesting (7)(8)
	280G Tax Gross-Up (5)	0	0	0	0
Total		0	0	482,400	882,400
Roberto R. Thomae	Severance	0	0	0	370,000 (6)
	Restricted stock	0	0	482,400	482,400
	award vesting (7)(8)
	280G Tax Gross-Up (5)	0	0	0	0
Total		0	0	482,400	852,400

			Voluntary
		Termination	Termination
		by the	or
		Company,	Termination
		With or	with Good
		Without	Reason by	Death or	Change of
		Cause	Employee	Disability	Control
Name	Benefit	($)	($)	($)	($)
Gary Grinsfelder	Severance	0	0	0	370,000 (6)
	Restricted stock	0	0	301,500	301,500
	award vesting (7)(8)
	280G Tax Gross-Up (5)	0	0	0	0

Total		0	0	301,500	671,500

(1) Amounts reflected in the table were calculated assuming a named executive officer was terminated on December 31, 2007, or a change of control of the Company occurred on December 31, 2007, which was the last business day of the 2007 fiscal year. Each named executive officer is entitled to receive amounts earned during the term of his employment regardless of the manner in which he is terminated. These amounts include base salary and any other benefits entitled to under applicable employee benefit plans, and are not reflected in the table. The table reflects only the additional compensation and benefits that the named executive officers are estimated to receive upon termination or a change of control of the Company. The amounts reflected in the change of control column are payable, regardless of whether the executive is terminated after a change of control of the Company. The actual amounts to be paid to an executive can only be determined at the time of his actual termination.
(2) Under the terms of Mr. Sigmon’s employment agreement, he is entitled to 90 days prior written notice of termination, with or without cause. Accordingly, the amount reflects three months of his base salary as of December 31, 2007.
(3) Amount reflects Mr. Sigmon’s base salary as of December 31, 2007, multiplied by three.
(4) As of December 31, 2007, Mr. Sigmon (i) did not have any outstanding unvested awards under the Company’s 2005 Stock Incentive Plan, and (ii) had an outstanding unvested stock option exercisable for 100,000 shares of the Company’s common stock under the Company’s 1995 Flexible Incentive Plan. This stock option is exercisable any time after the first time that any shares of the Company’s common stock are traded on the Nasdaq Select Global Market at a price of $15.00 or more per share, which occurred on February 26, 2008. Accordingly, the value is based upon the closing sale price of the Company’s common stock on December 31, 2007 of $12.06, less the exercise price of the stock option of $2.125.
(5) It is not anticipated that a Section 280G excise tax gross-up payment would be required assuming termination or a change of control on December 31, 2007. The Section 280G excise tax gross-up payment on an actual termination or “change of control” may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options and restricted stock awards, future stock option exercises, changes in compensation, and reasonable compensation analyses the Company is required to perform.
(6) Amount reflects the officer’s base salary as of December 31, 2007, multiplied by two.
(7) Under the Company’s 2005 Stock Incentive Plan, the Compensation Committee may accelerate the vesting of stock options and restricted stock awards if a participant’s termination of employment is due to death or disability. The change of control agreements also provide for the acceleration of stock options and unvested restricted stock awards upon a change of control of the Company, regardless of whether such officer is terminated.

(8) As of December 31, 2007, the officer did not have any unvested stock options. The amounts reflect the value of accelerating the officer’s restricted stock awards. This value is based upon the closing sale price of the Company’s common stock on December 31, 2007 of $12.06.
COMPENSATION COMMITTEE REPORT
     Notwithstanding anything to the contrary set forth in any filings of TXCO Resources Inc. (the “Company”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
TXCO Resources Inc. Compensation Committee
2007 Members
Jon Michael Muckleroy, Alan L. Edgar, and Robert L. Foree, Jr.
Compensation Committee Interlocks and Insider Participation
     During the 2007 fiscal year, none of the Company’s executive officers served on the compensation committee (or its equivalent) or board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company serve on the Compensation Committee. No Compensation Committee member had any relationship requiring disclosure under Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended.
OTHER MATTERS
Proxy Solicitation
     The cost of soliciting proxies pursuant to this Proxy Statement will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to aid in soliciting proxies for a fee estimated to be $                    , plus its expenses. The Company has agreed to indemnify MacKenzie Partners against certain liabilities arising under the federal securities laws. MacKenzie Partners has informed the Company that it intends to employ approximately           persons to solicit proxies.
     Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by directors, officers, and other employees of the Company who will receive no additional compensation therefor. The Company may also solicit stockholders through press releases issued by the Company, advertisements in periodicals and postings on the Company’s website. The Company’s expenses related to the solicitation (in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of the Company’s regular employees and officers) currently are expected to be approximately $                    , of which approximately $                     has been spent to date.

     The Company requests persons such as banks, brokers, and other nominees holding the Company’s common stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward the Company’s proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.
Stockholder Proposals and Director Nominations for the 2009 Annual Meeting
     It is anticipated that the 2009 Annual Meeting of Stockholders will be held on May 8, 2009. If a stockholder intends to present a stockholder proposal at the Company’s 2009 Annual Meeting of Stockholders and have it included in the Company’s proxy materials for that meeting, the stockholder proposal must be received by the Company’s Corporate Secretary at its principal offices no later than      , 2008 and must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. The Company is not obligated to include any stockholder proposal in its proxy materials for the 2009 Annual Meeting of Stockholders if the stockholder proposal is received after the      , 2008 deadline.
     If a stockholder wishes to (i) present a stockholder proposal at the 2009 Annual Meeting of Stockholders, but not have it included in the Company’s proxy materials for that annual meeting, or (ii) submit a director nomination for the Company’s consideration, such stockholder proposals and director nominations must be received by the Company’s Corporate Secretary at its principal offices no earlier than      , 2009 and no later than      , 2009. Any director nominations submitted outside these time periods will be deemed untimely and not considered by the Company’s Governance and Nominating Committee. Any such stockholder proposals submitted outside these time periods will be deemed untimely and not presented for a vote at the annual meeting.
     Stockholder proposals and director nominations should be sent to the following address:
TXCO Resources Inc.
777 E. Sonterra Blvd., Suite 350
San Antonio, Texas, 78258
Attention: Corporate Secretary
     A stockholder notice of a nomination or proposal must set forth the following: (i) as to each person whom the stockholder proposes to nominate, all information that would be required to be disclosed in solicitations of proxies for the election of such nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, and such person’s written consent to serve as director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of each such stockholder, as they appear on the Company’s books, and of such beneficial owner, (B) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, and (C) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees (such affirmative statement of such intent, referred to herein as a Solicitation Notice).

     For a nomination or other business to be properly brought before an annual meeting by a stockholder (i) the proposal must present a proper matter for stockholder action under Delaware General Corporation Law; (ii) if the stockholder, or the beneficial owner on whose behalf such proposal or nomination is being made, has provided a Solicitation Notice, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of a percentage of the Company’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Company’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and (iii) if no Solicitation Notice relating thereto has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required delivery of a Solicitation Notice under the Amended and Restated Bylaws.
Householding
     In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the SEC called “householding.” Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company’s Annual Report on Form 10-K, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
     If you share an address with another stockholder and received only one copy of this Proxy Statement and the Company’s Annual Report on Form 10-K, and would like to request a separate copy of these materials to be delivered to you promptly, or you do not wish to participate in householding in the future, please mail such request to:
TXCO Resources Inc.
777 E. Sonterra Blvd., Suite 350
San Antonio, Texas, 78258
Attention: Communications Manager
     Alternatively, you may contact our Communications Manger at (210) 496-5300. Similarly, you may also contact the Company’s Communications Manager if you received multiple copies of the Company’s Proxy Statement and Annual Report on Form 10-K and would prefer to receive a single copy in the future.
Where You Can Find More Information
     The Company files periodic reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company. The Company’s common stock is quoted on the Nasdaq Select Global Market.

     You may request a copy of the Company’s Annual Report on Form 10-K, including the financial statements and the financial statement schedules included therein, and the Company’s other filings (other than exhibits which are not specifically incorporated by reference therein) at no cost by writing the Company’s Communications Manager at the address set forth above.
Other Business
     No other business other than the matters set forth in this Proxy Statement is expected to come before the annual meeting, but should any other matters requiring a vote of stockholders arise, including a question of adjourning the annual meeting, the persons named in the accompanying WHITE proxy card will vote thereon according to their best judgment in the interests of the Company.
     The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.
/s/ ROBERTO R. THOMAE
Corporate Secretary and
Vice President — Capital Markets
          , 2008
San Antonio, Texas
     STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OWNED, TO VOTE BY TELEPHONE OR INTERNET OR TO DATE, SIGN, AND RETURN THE ENCLOSED WHITE PROXY. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR WHITE PROXY PROMPTLY IS GREATLY APPRECIATED.

Appendix A
INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION
     Under applicable SEC regulations, each director and director nominee and certain of our officers and employees may be deemed to be “participants” in the solicitation of proxies in connection with the Company’s 2007 Annual Meeting of Stockholders. Certain information about the persons who may be deemed to be “participants” is provided below.
Directors and Nominees
     The following table sets forth the names of the Company’s directors and nominees who may be deemed to be “participants,” as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the directors and nominees is carried on. The principal occupations or employment of the Company’s directors and nominees who may be deemed to be “participants” are described above in “Proposal 1 — Election of Directors” of this Proxy Statement.

Name	Business Address
Alan L. Edgar	3957 High Summit Drive, Dallas, TX 75244
Dennis B. Fitzpatrick	225 N. Ninth Street, Suite 810, Boise, ID 83702
Robert L. Foree, Jr.	8235 Douglas Avenue, Dallas, TX 75225
James L. Hewitt	1411 Edgewater Drive, Suite 100, Orlando, FL 32804
J. Michael Muckleroy	250 Stirling Avenue, Winter Park, FL 32789
Michael J. Pint	4021 Gulf Shore Blvd., N. Villa 19, Naples, FL 34103
James E. Sigmon	777 E. Sonterra Blvd., Suite 350, San Antonio, TX 78258
Officers and Employees
     The following table sets forth the name and the principal occupation or employment of each of the Company’s executive officers and employees who may be deemed to be “participants.” The principal occupation refers to such person’s position with the Company and the business address for each such person is TXCO Resources Inc., 777 E. Sonterra Blvd., Suite 350, San Antonio, TX 78258.

Name	Principal Occupation
James E. Sigmon	Chairman, President and Chief Executive Officer
James J. Bookout	Vice President and Chief Operating Officer
Gary S. Grinsfelder	Vice President — Exploration
P. Mark Stark	Vice President, Treasurer and Chief Financial Officer
Roberto R. Thomae	Vice President — Capital Markets and Corporate Secretary
M. Frank Russell	Vice President and General Counsel
Paul Hart	Communications Manager
Information Regarding Ownership of the Company’s Securities by Participants
     The number of shares of the Company’s common stock beneficially owned by the Company’s directors and named executive officers as of February 29, 2008 is set forth under the “Security Ownership of Directors and Executive Officers” section of this Proxy Statement. The following table sets forth the number of shares beneficially owned as of February 29, 2008 by additional employees of the Company who may be deemed to be “participants.”

Name	Number of Shares Beneficially Owned
Paul Hart	5,672 (1)

(1) Includes 5,000 shares of restricted common stock, for which the holder has neither investment nor voting power.
Information Regarding Transactions in the Company’s Securities by Participants
     The following table sets forth information regarding purchases and sales of the Company’s common stock by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years. Except as set forth below, all transactions were effected in the public market, and none of the purchase price or market value of those securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities. To the extent that any part of the purchase price or market value of any of securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities, the amount of the indebtedness as of the latest practicable date is set forth below. If those funds were borrowed or obtained otherwise than pursuant to a margin account or bank loan in the regular course of business of a bank, broker or dealer, a description of the transaction and the parties is set forth below.

		Shares of Common Stock Purchased or Sold
Name	Date	(01/01/06 -12/31/07)	Note
Alan L. Edgar	01/25/06	133,333	(6)
	01/27/06	10,000	(1)
	07/03/06	75,000	(2)
	05/11/07	10,000	(1)
	08/10/07	(9,300)	(4)
	08/17/07	(10,700)	(4)
	09/14/07	(15,000)	(4)
Dennis B. Fitzpatrick	01/27/06	40,000	(1)
	03/15/07	13,400	(5)
	05/11/07	10,000	(1)
	12/07/07	10,000	(5)
Robert L. Foree, Jr.	01/27/06	10,000	(1)
	05/11/07	10,000	(1)
James L. Hewitt	01/24/06	3,855	(5)
	01/25/06	6,145	(5)
	01/26/06	1,000	(5)
	10/27/06	9,000	(5)
	11/10/06	5,000	(5)
	12/05/06	5,000	(5)
	02/28/07	5,000	(5)
	10/23/07	5,000	(5)
	11/13/07	180	(5)
	11/15/07	4,820	(5)
	11/16/07	5,000	(5)

		Shares of Common Stock Purchased or Sold
Name	Date	(01/01/06 -12/31/07)	Note
J. Michael Muckleroy	01/27/06	40,000	(1)
	05/12/06	15,000	(5)
	05/31/06	23,000	(5)
	08/11/06	10,000	(5)
	08/14/06	10,000	(5)
	11/10/06	10,000	(5)
	03/15/07	10,000	(5)
	05/10/07	10,000	(5)
	05/11/07	10,000	(1)
	12/07/07	15,000	(5)
Michael J. Pint	01/27/06	10,000	(1)
	08/11/06	(29,549)	(4)
	08/14/06	(23,756)	(4)
	08/15/06	(6,695)	(4)
	11/09/06	(25,000)	(4)
	05/11/07	10,000	(1)
James E. Sigmon	08/09/06	52,.833	(3)
	08/27/07	49,350	(3)
James J. Bookout	01/27/06	30,000	(1)
	08/16/06	10,000	(2)
	08/16/06	(10,000)	(4)
	08/22/06	5,000	(2)
	08/22/06	(5,000)	(4)
	12/01/06	5,000	(2)
	12/01/06	(5,000)	(4)
	01/30/07	(3,081)	(7)
	05/11/07	20,000	(1)
	08/27/07	5,000	(2)
	08/30/07	(5,000)	(4)
Gary S. Grinsfelder	05/11/07	25,000	(1)
P. Mark Stark	01/27/06	30,000	(1)
	06/12/06	250	(5)
	01/30/07	(3,074)	(7)
	03/15/07	250	(5)
	05/11/07	20,000	(1)
Roberto R. Thomae	01/27/06	30,000	(1)
	11/13/06	25,000	(2)
	11/21/06	(18,800)	(4)
	11/22/06	(6,200)	(4)
	01/30/07	(3,088)	(7)
	05/11/07	20,000	(1)
	12/10/07	500	(5)
M. Frank Russell	03/23/06	30,000	(1)
	05/11/07	20,000	(1)

		Shares of Common Stock Purchased or Sold
Name	Date	(01/01/06 -12/31/07)	Note
Paul Hart	01/27/06	1,500	(1)
	06/02/06	2,000	(2)
	06/07/06	(2,000)	(4)
	05/11/07	2,000	(1)
	06/01/07	2,500	(2)
	06/01/07	(2,500)	(4)

(1) Restricted stock grant
(2) Stock option exercise
(3) Stock option exercise, cashless — shown net of shares tendered
(4) Open market sale
(5) Open market purchase
(6) Warrant exercise
(7) Surrender of shares for tax withholding

Miscellaneous Information Concerning Participants
     Except as described in this Appendix A or elsewhere in this Proxy Statement, neither any participant, nor any of their respective associates or affiliates (together, referred to herein as the Participant Affiliates), is either a party to any transaction or series of transactions since the beginning of the Company’s 2007 fiscal year, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000, and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Appendix A or elsewhere in this Proxy Statement, (i) no participant or Participant Affiliate directly or indirectly beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (ii) no participant owns any securities of the Company of record but not beneficially.
     Except as described in this Appendix A or elsewhere in this Proxy Statement, no participant or Participant Affiliate has entered into any agreement, arrangement or understanding with any person respecting any future employment by the Company or any of its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix A or elsewhere in this Proxy Statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholdings of proxies.
     Except as described in this Appendix A or elsewhere in this Proxy Statement, no participant or Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.

Proxy card must be signed and dated below. 3 Please fold and detach card at perforation before mailing. 3 PROXY (Preliminary copy subject to completion) TXCO RESOURCES INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints James E. Sigmon, P. Mark Stark and M. Frank Russell, and each of them, as Proxies, each with the power to appoin t his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side of this proxy card, all the shares of common stock of TXCO Resources Inc. held of record by the undersigned and entitled to vote at the Annual Meetin g of the Stockholders at 10:00 a.m., Central Daylight Time, to be held at The Petroleum Club of San Antonio, 8620 North New Braunfels Avenue, San Antonio, Texas 78217, on May 9, 2008, or any adjournments or postponements thereof. This proxy revokes all prior proxies by the undersigned with respect to the shares covered hereby. This proxy card when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made herein, this proxy card will be voted “For” each of the Class A director nominees listed on the reverse side, “For” Proposal 2, and in accordance with the Proxies’ best judgment in connection with the transaction of any other business that may properly come before the annual meeting or any adjournments or postponements thereof. Dated:, 2008 Sig nature of Sharehold er Sig nature of Sharehold er (if held o j intly) Note: Please sign exactly as your name or names appear(s) on this proxy. When shares are held jo intly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer s i a partnership, please sign n i partnership name by authorized person. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY, (Continued on the reverse side) USING THE ENCLOSED ENVELOPE.

Proxy card must be signed and dated below. 3 Please fold and detach card at perforation before mailing. 3 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TXCO RESOURCES INC. The Board of Directors unanimously recommends a vote “For” each of the nominees in Proposal 1 and “For” Proposal 2. Vote on Directors To vote to withhold authority for any individual nominee(s), For Withhold ForA ll mark “For All Except” and write the number(s) to the left of 1. Election of Cla ss A Directors: All All Except the name(s) of the nominee(s) on the line below. NOMINEES: 01) Dennis B. Fitzpatric k 02) Jon Michael Muckleroy 03) Robert L. Foree, Jr. FOR AGAINST ABSTAIN 2. To ratify the appointment of Akin, Doherty, Klein & Feuge, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year. In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the annual meeting or any adjournment or postponement thereof. Yes No HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household. (Continued and to be signed on the reverse side)